UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FTI CONSULTING, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTI CONSULTING, INC.

Notice of Annual Meeting of Stockholders and
2018 Proxy Statement

Definitive Expertise
Comprehensive Services
A Culture that Delivers
Industry Experience

FTI™ CONSULTING
EXPERTS WITH IMPACT™

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

April 24, 2018

DEAR FELLOW SHAREHOLDERS:

On behalf of our Board and as the Non-Executive Chairman, we would like to take this opportunity to reflect on the significant progress made in transforming FTI Consulting, Inc. since the Board selected Steven Gunby as our Chief Executive Officer.

Over the past four years, the Company has executed on its strategic goals, driven disciplined financial and operational performance, and enhanced shareholder returns. As I discussed with many of you during our conversations over the past few years, this has been a significant undertaking on which we have made great progress and better positioned the Company for the future.

Our Ongoing Transformation

Steve’s leadership and fresh perspective have been instrumental in positioning FTI Consulting for its next stage of growth. Along with the talented executive team he has assembled, Steve has developed and led several financial and operational initiatives that have enabled our professionals to deliver sustained business growth as demonstrated by GAAP EPS and Adjusted EPS increasing 91% and 41%, respectively, over the last three years, and more recently by the Adjusted EBITDA growth in the second half of 2017.

Steve and his team have led this process by transforming FTI Consulting from a largely siloed, acquisition-driven organization to a more integrated organic growth focused firm. Strong financial performance and disciplined use of cash, along with stock price appreciation of 47.4% from the date of our last annual meeting on June 7th, 2017 through April 13th, 2018, reflects continuing progress on our ongoing transformation. While we are pleased with the progress to date, our Board and management fully recognize that there is more to do and we remain focused on our long-term strategic priorities.

We believe the Company is at an inflection point in this transformation where it can begin to accelerate growth while investing in initiatives that support our practice of attracting and retaining the highest quality professional talent.

Shareholder Feedback and Responsiveness

In addition to the Company’s transformation over the last few years, the Board has focused on continuing to move forward with best-in-class corporate governance practices. This includes the establishment of an independent Chairman role, and conducting refreshment to ensure our Board consists of directors with the right balance of tenure, expertise and perspective to be effective in our oversight of the development and execution of Company strategy. A core initiative of the refreshment process was to increase the diversity of our Board, a quarter of which is now comprised of female directors and a quarter of which is based outside of the United States, to better reflect our global clientele and operations.

Our Board is committed to maintaining an open dialogue with shareholders and conducted robust shareholder engagement since last year’s meeting. The changes approved for the 2018 executive compensation programs demonstrate our responsiveness to shareholder feedback. These changes are described in the Compensation Discussion and Analysis section of the Proxy Statement starting on page 29.

We remain committed to the principles of transparency, clear communication, alignment of pay with performance and best practices in governance that protect and grow shareholder value.

Our Path Forward

Steve and the management team remain focused on FTI Consulting’s strengths: industry-leading talent with diverse and definitive expertise, solid and expanding positions across a global footprint and a strong balance sheet with a disciplined approach to cost management. Our Board is confident that the Company’s diverse lines of business stand on firm platforms for growth and that the right leadership team is in place to execute on near and long-term opportunities.

Thank you for your continued support throughout this transformation and for the opportunity to share some of the key changes underway at FTI Consulting. We welcome your feedback as we move forward together.

Gerard E. Holthaus

Chairman of the Board

FTI CONSULTING, INC. NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Date:	Time:	Place:
June 6, 2018	9:30 a.m. EDT	555 12th Street NW, Washington, DC 20004

ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:

Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR each nominee
No. 2	Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2018	FOR
No. 3	Vote on an advisory (non-binding) resolution to approve the 2017 compensation of the named executive officers as described in the Proxy Statement	FOR
	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A

Postponements and Adjournments:	Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above or at any time and date to which the meeting may be properly postponed or adjourned.

Record Date:	You are entitled to vote only if you were a shareholder of FTI Consulting, Inc., a Maryland corporation, as of the close of business on March 28, 2018.

Meeting Admission:	Admission will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Information about the Annual Meeting and Voting—How Do I Attend the Annual Meeting in Person?” beginning on page 4 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined on pages 4 and 5 of the Proxy Statement, you will not be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may authorize a proxy to vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning it in the pre-addressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the section titled “Information about the Annual Meeting and Voting” beginning on page 2 of the Proxy Statement.

By Order of the Board of Directors,

Joanne F. Catanese

Associate General Counsel and Secretary

April 24, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 6, 2018: We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the 2018 Annual Meeting and our 2017 Annual Report on or about April 24, 2018. Our Proxy Statement and Annual Report are available online at www.proxyvote.com.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF SHAREHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	5

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	6
The Director Nomination Process	6
Independence of Directors	8
Proposal No. 1—Elect as Directors the Eight Nominees Named in the Proxy Statement	9
Information about the Nominees for Director	10
Director Attendance at Meetings	14
Committees of the Board of Directors	14
Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership	18

CORPORATE GOVERNANCE	20
Governance Principles	20
Our Significant Corporate Governance Policies and Practices	20
Board Leadership Structure	21
Oversight of Risk Management	21
Compensation-Related Risks	22
Board and Committee Self-Assessments	22
Code of Conduct	22
Shareholder Nominees for Director	22
Communications with Directors	23

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING	24
Proposal No. 2—Ratify the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2018	24
Proposal No. 3—Vote on an Advisory (Non-Binding) Resolution to Approve the 2017 Compensation of the Named Executive Officers as Described in the Proxy Statement	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26

EXECUTIVE OFFICERS AND COMPENSATION	28
Executive Officers and Key Employees	28
Compensation Discussion and Analysis	29
Report of the Compensation Committee of the Board of Directors	45
Summary Compensation Table	46
Equity Compensation Plans	48
Employment Agreements and Termination and Change in Control Payments	53
CEO Pay Ratio	57

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	58
Review and Approval of Related Party Transactions	58
2017 Related Party Transactions	58

PRINCIPAL ACCOUNTANT FEES AND SERVICES	59

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	60

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	62

PROPOSALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS	62

APPENDIX A—RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES	A-1

APPENDIX B—DEFINITIONS OF ADJUSTED CASH FLOW, ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2017	B-1

APPENDIX C—DEFINITIONS OF ADJUSTED CASH FLOW, ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDING DECEMBER 31, 2018	C-1

PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Date:	June 6, 2018
Time:	9:30 a.m., Eastern Daylight Time
Location:	FTI Consulting, Inc.
555 12th Street NW
Washington, DC 20004
Record Date:	Close of business on March 28, 2018
Stock Symbol:	FCN
Exchange:	New York Stock Exchange
Common Stock Outstanding on Record Date:	37,720,027 shares
Registrar and Transfer Agent:	American Stock Transfer & Trust Company
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com

BUSINESS OVERVIEW

FTI Consulting is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political and regulatory, reputational and transactional. Individually, each of our segments and practices is staffed with experts recognized for the depth of their knowledge and a track record of making an impact. Collectively, we offer a comprehensive suite of services designed to assist clients across the business cycle, from proactive risk management to rapid response to unexpected events and dynamic environments.

STRATEGIC IMPERATIVE

Consistent with our ongoing business transformation objectives, as described above in the letter from our Independent Non-Executive Chairman, our long-term strategic priorities are as follows:

•	Leading a global business advisory firm with strong people and strong positions: corporations, law firms and governments come to us when there is a critical need

•	Growing organically with an emphasis on profitable revenue growth

•	Committing to build a profitable business with sustainable underlying growth, regardless of economic conditions

•	Investing EBITDA in key growth areas where we have a right to win

•	Focusing on returning capital to our shareholders through strong cash flow generation, which allows for financial flexibility and a healthy balance sheet

•	Moving down a path where we believe we can produce sustained double-digit Adjusted EPS growth over time

2017 PERFORMANCE UPDATE

We Delivered Strong 2017 Financial and Operational Results. We continued to execute against our dual strategy of investing boldly in places where we believe we have a right to win while at the same time rationalizing positions where we are not well positioned as demonstrated by the following:

•	RECORD revenue, excluding the estimated negative impact of foreign currency translation

i

•	INCREASED earnings per diluted share (“GAAP EPS”)

•	INCREASED adjusted earnings per diluted share (“Adjusted EPS”)

•	INCREASED net income

•	RETURNED $168.0 million to shareholders through share buy backs

•	DEMONSTRATED commitment to rationalizing positions through targeted headcount and real estate actions

(1)	GAAP EPS includes $44.9 million, or $1.14 per share, benefit from 2017 U.S. Tax Cuts and Jobs Act.

(2)	Adjusted EPS, Adjusted EBITDA and Adjusted Net Cash Provided by Operating Activities referred to in the Proxy Statement are financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) used by the Company for financial reporting purposes or executive officer annual incentive pay (“AIP”) purposes. Certain of these non-GAAP financial measures used for financial reporting purposes are not defined the same as the similarly named financial measures used to establish AIP. See Appendix A for the definition of each of the non-GAAP financial measures used for financial reporting purposes and the reconciliation to the most directly comparable GAAP measure. See Appendix B and Appendix C for the definitions of similarly named financial measures for determining 2017 AIP and 2018 AIP.

We believe that looking at our average GAAP EPS and Adjusted EPS over any two-year period is a good indicator of whether we are doing the right things for our Company. The below graphs outline progress we have made on our transformational journey since 2014:

TWO YEAR AVERAGE GAAP EPS (1) AND ADJUSTED EPS (1)

(1)	Two-year average GAAP EPS and Adjusted EPS are calculated by adding the GAAP EPS and Adjusted EPS for each annual period and dividing by two.

2017 SHAREHOLDER ENGAGEMENT

Following our 2017 annual meeting of shareholders, our Compensation Committee in conjunction with our Board undertook a comprehensive review of our executive compensation program and conducted extensive shareholder outreach to ensure feedback was fully represented in the review.

In total, during 2017, we engaged with shareholders representing approximately 70% of our shares outstanding, with our Chairman and Compensation Committee member, Gerard E. Holthaus, participating in discussions with shareholders representing approximately 50% of our shares outstanding.

Shareholders provided constructive feedback on areas where we could refine our practices, and a few common themes arose from these conversations, which the Board took action on to ensure we were responsive to shareholders’ views. The impacts of these actions are summarized below and described in detail in the Compensation Discussion and Analysis section of this Proxy Statement for the 2018 annual meeting of shareholders.

2018 COMPENSATION PROGRAM CHANGES

Feedback	Changes Approved for 2018 Compensation Programs
Increase percentage of AIP contingent on financial performance

•  For our Chief Executive Officer (“CEO”), increased weighting of AIP opportunity based on financial performance to 75% from two-thirds and decreased weighting of individual performance to 25% from one-third

Reduce CEO target AIP opportunity

•  Reduced the target annual cash incentive pay opportunity for our CEO to 150% from 200% of base salary, with no corresponding increase to other elements of 2018 compensation, to more closely align the targeted annual incentive amount with market practices

•  Supported efforts to place greater emphasis on long-term performance-based opportunity, as reflected in a $500,000 increase to the target 2017 long-term incentive pay (“LTIP”) award

Increase percentage of LTIP opportunity that is performance- based

•  Eliminated stock options

•  Increased percentage of performance-based restricted stock units (“Performance RSUs”) to 66.67% from 50% for our CEO and to 60% from 50% for our other NEOs, with the balance in awards of shares of restricted stock (“RSAs”)

Enhance rigor of Performance RSUs

•  For our CEO, shifted performance percentiles for the performance metric based on total shareholder return relative to the S&P 500 (“Relative TSR”) at threshold, target and maximum to 25th – 55th – 80th percentiles from 25th – 50th – 75th percentiles

Increase transparency regarding the individual performance portion of AIP	• Committed to enhancing the disclosure around the individual performance component of our AIP for NEOs

As a result of our shareholder engagement, we also began working to identify a self-selected peer group for compensation benchmarking purposes and plan to further engage our shareholders on this topic.

KEY ELEMENTS OF CEO COMPENSATION PROGRAMS FOR 2017 AND 2018

Our compensation programs are comprised of three primary elements: annual base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure. The below diagram previews the year-over-year changes to our executive compensation program, specific to our CEO:

Award	2017		2018
	Form	Performance Metric	Form	Performance Metric
Base Salary	• Fixed Cash	N/A	• Fixed Cash	N/A
AIP	• Performance-Based Cash and RSA Paid 75% in cash, 25% in RSA with one-year vesting term	Target: 200% of base salary based on: • One-third - Adjusted EBITDA • One-third - Adjusted EPS • One-third - Individual Performance	• Performance-Based Cash	Target: Reduced to 150% of base salary based on: • 37.5% - Adjusted EBITDA • 37.5% - Adjusted EPS (1) • 25.0% - Individual Performance New Weightings
LTIP	• 50% - Performance RSUs	Relative TSR compared to the S&P 500: • Threshold: 25th Percentile • Target: 50th Percentile • Maximum: 75th Percentile	• 66.67% -Performance RSUs Increased	Relative TSR compared to the S&P 500: • Threshold: 25th Percentile • Target: 55th Percentile • Maximum: 80th Percentile Increased Target and Maximum Performance-Payout Curve
	• 25% - RSA	N/A	• 33.33% - RSA Increased	N/A
	• 25% - Stock Options	Exercise price per share equals 100% of grant date fair market value	Eliminated Stock Options

(1)	For 2018 AIP, the definition of “Adjusted EPS” has been revised as described in Appendix C.

BOARD COMPOSITION AND CHARACTERISTICS

Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities. Since 2014, we have added three new directors, improving the Board’s gender diversity and enhancing the Board’s collective expertise —notably in finance and accounting, global business and other public company board experience.

Detailed information on each of our eight nominees can be found in “Information about the Board of Directors and Committees” beginning on page 6.

Gerard E. Holthaus, age 68 Non-Executive Chairman of WillScot Corp.	Independent Board Chairman of FTI Consulting, Inc.	Claudio Costamagna, age 62 Chairman of CC e Soci S.r.l.
Steven H. Gunby, age 60 President and Chief Executive Officer of FTI Consulting, Inc.	CEO since January 2014	Sir Vernon Ellis, age 70 Former Chair of the British Council
Brenda J. Bacon, age 67 President and Chief Executive Officer of Brandywine Senior Living		Nicholas C. Fanandakis, age 62 Executive Vice President of DowDuPont Inc.
Mark S. Bartlett, age 67 New in 2015 Former Partner at Ernst & Young LLP		Laureen E. Seeger, age 56 New in 2016 Executive Vice President and General Counsel of the American Express Company

COMMITTEE MEMBERSHIP

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		🌑	Chair
Mark S. Bartlett	🌑
Claudio Costamagna		Chair
Vernon Ellis	🌑		🌑
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	🌑	🌑
Laureen E. Seeger		🌑	🌑

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS

Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR each nominee

Each of the eight incumbent directors has been nominated by the Board to stand for reelection as directors of the Company. Each nominee, if elected, will serve as a director for a term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

(See page 9)

No. 2	Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2018	FOR

Our Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit our books and records for the year ending December 31, 2018. KPMG has acted as our auditor since 2006. We are offering shareholders the opportunity to ratify the appointment of our independent registered public accounting firm as a matter of good corporate governance practice. (See page 24)

No. 3	Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers as described in the Proxy Statement	FOR

In accordance with applicable law and the preference of our shareholders to cast an advisory (non-binding) vote on say-on-pay every year, we are affording our shareholders the opportunity to cast an advisory (non-binding) vote to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2017 as described pursuant to the rules of the Securities and Exchange Commission in the Proxy Statement.” (See page 25)

	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A

v

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

April 24, 2018

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), will be held on June 6, 2018, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s principal executive office, which is located at 555 12th Street NW, Washington, DC 20004.

Our Board of Directors (our “Board”) is soliciting your proxy to be voted at our Annual Meeting because you were a shareholder of the Company at the close of business on March 28, 2018, the record date for the Annual Meeting (the “Record Date”), and are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting.

This proxy statement (“Proxy Statement”) provides information that you should read before you vote (or authorize a proxy to vote) on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares of common stock, par value $0.01 per share (“Common Stock”), of the Company.

On or about April 24, 2018, we began mailing or emailing a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2017 (the “Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to shareholders who previously requested paper copies.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

You are invited to attend the Annual Meeting and are entitled to consider and vote on the items of business described in this Proxy Statement. The proxy materials include the Notice of Annual Meeting, this Proxy Statement for the Annual Meeting and our Annual Report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this Proxy Statement describes (i) the proposals to be considered and voted on at the Annual Meeting, (ii) the voting process, (iii) the eight nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (the “Committees”), (v) the compensation of our named executive officers and non-employee directors for the year ended December 31, 2017, and (vi) certain other information we are required to or have chosen to provide to you.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

We are sending a Notice, by mail or email, to many shareholders instead of paper copies of the proxy materials. All shareholders receiving the Notice will find instructions on how to access this Proxy Statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents, and will reduce the impact on the environment of holding annual meetings. Your election to receive proxy materials by email will remain in effect until it is terminated. Your Notice will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	view our Annual Report on the Internet;

•	vote your shares of Common Stock of the Company or authorize a proxy to vote your shares; and

•	instruct us to send future proxy materials to you by mail or electronically by email.

WHY DID I RECEIVE PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

We are providing some of our shareholders, including shareholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our shareholders who live outside the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW CAN I REQUEST PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

Shareholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report in the Notice or the email you receive.

WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?

The Annual Meeting will be held on Wednesday, June 6, 2018, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 555 12th Street NW, Washington, DC 20004, telephone no. +1.202.312.9100.

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote all of the shares of our Common Stock that you own of “record” at the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 37,720,027 shares of our Common Stock were issued and outstanding, and entitled to vote at the Annual Meeting.

WHAT IS A QUORUM?

A quorum must be present at the Annual Meeting in order to transact business. A quorum will be established if the holders of a majority of our outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not established, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned, without a vote of shareholders by the chairman of the Annual Meeting, until such time as a quorum is present, with no notice other than announcement at the Annual Meeting.

Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules of the New York Stock Exchange (the “NYSE”), does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes unless actually present at the Annual Meeting.

WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?

Proposal No. 1: Elect as directors the eight nominees named in the Proxy Statement

As there are eight nominees for the eight director seats up for election, each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the appointment of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2018

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2, and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG.

Proposal No. 3: Vote on an advisory (non-binding) resolution to approve the 2017 compensation of the named executive officers as described in the Proxy Statement

The approval of a resolution approving the 2017 compensation of our named executive officers as described in this Proxy Statement is an advisory (non-binding) vote. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the advisory (non-binding) resolution to approve the compensation of our named executive officers as described in this Proxy Statement.

If you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by requesting a paper proxy card, or how to vote in person by attending and submitting a ballot at the Annual Meeting.

WHO PAYS THE COSTS OF THE PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies. In addition to the mailing or emailing of the Notice, the proxy materials and the Annual Report, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers, directors and employees, who will not receive any additional compensation for such solicitation activities.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank, or other nominee or fiduciary, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all your shares.

WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?

If you are a registered “record” shareholder and you do not authorize a proxy to vote your shares of Common Stock by Internet, by telephone, or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.

If your shares are held in a brokerage account or by a trust, bank, or other nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks, or other nominees and fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank, or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your voting instruction card, if you hold shares through an account with a broker, trust, bank, or other nominee or fiduciary your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 2, to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2018, is considered a routine matter for which brokers, trusts, banks, or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, trust, bank, or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, trust, bank, or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

•	You may notify our Corporate Secretary, at our office at 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209, in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote by ballot if you are a shareholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.

•	For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your broker, trust, bank, or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

HOW DO I ATTEND THE ANNUAL MEETING IN PERSON?

If you plan to attend the Annual Meeting, you must register in advance, by no later than May 23, 2018, and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to shareholders as of the close of business on the Record Date or their authorized representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices will not be allowed in the meeting room. To gain admission to the Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.

•	If You Vote by Mail. If you are a shareholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

•	If You Vote by Internet. If you are a shareholder of record and receive your materials electronically, and authorize a proxy to vote your shares of Common Stock via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

•	Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares prior to the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.

•	Authorized Named Representatives. If you are a shareholder as of the Record Date and intend to appoint an authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209 or by fax to +1.410.951.4878. Requests for authorized named representatives to attend the Annual Meeting must be received by no later than Wednesday, May 23, 2018. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company prior to the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

•	We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.

ADDITIONAL INFORMATION

On or about April 24, 2018, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or the Notice of the Annual Meeting, this Proxy Statement and the Annual Report in paper copies, to the Company’s shareholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation materials. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://www.fticonsulting.com, under “About—Governance—Annual Reports & Proxy Statements.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification of Candidates as Directors for Election at the Annual Meeting.

Our Board currently consists of eight directors, seven of whom are independent. During the first quarter of each year, the Board and each Committee conducts a self-assessment, which helps to inform the director nomination process. The Nominating and Corporate Governance Committee works with our Board to develop the qualifications, attributes and experience required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors the Nominating and Corporate Governance Committee considers relevant.

The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has the sole authority to negotiate the fees and terms of the retention of such advisors.

The Nominating and Corporate Governance Committee evaluates incumbent directors for reelection each year as if they were new candidates. It may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, shareholders or outside consultants, as well as through the formal shareholder nomination process described under “Corporate Governance—Shareholder Nominees for Director.” The Nominating and Corporate Governance Committee will evaluate candidates in the same manner, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee focuses on ensuring that the director candidates have a diverse skill set based on industry and company specific knowledge, and will bring unique perspectives to the Board. This ongoing refreshment process entails:

Key director attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

•	Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that accelerate growth and change

•	Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes

•	Services or Industry Experience. Experience with our key practice offerings or client industries — such as capital markets, mergers and acquisitions, restructuring, consulting, energy, financial institutions, healthcare, and telecom, media and technology — to deepen the Board’s understanding and knowledge of our business

•	Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic

•	Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management

•	Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.

In addition, the Nominating and Corporate Governance Committee and the Board consider other factors, as it determines to be appropriate, including:

•	Integrity and Credibility. High ethical standards and strength of character in the candidate’s personal and professional dealings, and a willingness to be held accountable

•	Business Judgment. Mature and practical judgment, and a history of making good business decisions in good faith and in a manner that will be in the best interests of the Company and its stakeholders

•	Collaborative Work Ethic. Ability to work together with other directors and management to carry out his or her duties in the best interests of the Company and its stakeholders

•	Need for Expertise. The extent to which the candidate has some quality or experience that would fill a present need on the Board

•	Sufficient Time. The candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board

Qualifications of the Incumbent Directors

Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balance deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities:

Director		Leadership	Finance and Accounting	Services or Industry	Government	Other Public Company Board Experience	Global	Independence

	Brenda J. Bacon	✓		✓	✓	✓		✓

	Mark S. Bartlett	✓	✓	✓		✓	✓	✓

	Claudio Costamagna	✓	✓	✓		✓	✓	✓

	Vernon Ellis	✓	✓	✓	✓		✓	✓

	Nicholas C. Fanandakis	✓	✓	✓		✓	✓	✓

	Steven H. Gunby	✓		✓		✓	✓

	Gerard E. Holthaus	✓	✓	✓		✓	✓	✓

	Laureen E. Seeger	✓		✓		✓	✓	✓

During the first quarter of 2018, the Nominating and Corporate Governance Committee discussed with each incumbent director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and reelected by shareholders at the Annual Meeting.

Characteristics of the Incumbent Directors

Since 2014, we have added three new directors, improving the Board’s gender diversity and enhancing the Board’s collective expertise — notably in finance and accounting, global business and other public company board experience. Director refreshment has resulted in a diverse group of independent directors with low average tenure, gender diversity and significant experience.

2018 Nominations of Candidates as Directors for Election at the Annual Meeting

Following its consideration of the above factors, as well as the qualifications of the incumbent directors, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating and Corporate Governance Committee recommended, and the Board nominated, all eight of the incumbent directors to stand for reelection by shareholders at the Annual Meeting:

2018 DIRECTOR NOMINEES
Brenda J. Bacon	Nicholas C. Fanandakis
Mark S. Bartlett	Steven H. Gunby
Claudio Costamagna	Gerard E. Holthaus
Vernon Ellis	Laureen E. Seeger

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that all seven current non-employee directors standing for reelection at the Annual Meeting are independent. Steven H. Gunby is not considered independent for these purposes since he is our President and Chief Executive Officer (our “CEO”).

In making its independence determinations, the Board considered that Nicholas C. Fanandakis is Executive Vice President and Chief Financial Officer of DowDuPont Inc., and Laureen E. Seeger is Executive Vice President and General Counsel of the American Express Company. Both of those companies are clients of the Company. The Board found that Mr. Fanandakis and Ms. Seeger are independent, after concluding that the Company’s engagements with each of their employers or its respective subsidiaries are in the ordinary course of the Company’s business on substantially the same terms as transactions with other clients of the Company for similar services, and neither Mr. Fanandakis nor Ms. Seeger has received any direct or indirect personal and pecuniary benefits from any of these client engagements or transactions. The fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each year ended December 31, 2015, December 31, 2016 and December 31, 2017. In addition, during each of the years ended December 31, 2015, December 31, 2016 and December 31, 2017, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT

Each of the eight incumbent directors nominated by the Board is standing for reelection at the Annual Meeting. Each nominee, if elected, will serve as a director for a term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

We do not know of any reason why any nominee would be unable to serve as a director, if elected. If any nominee is unable to serve or for good cause will not serve, which is not anticipated, the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted “FOR” for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Shareholders may not vote in person or by proxy for a greater number of persons than the number of nominees named.

More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Information about the Nominees for Director.”

Shareholder Approval Required. Each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election, and will have no effect on the election of directors. Any incumbent director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance—Our Significant Corporate Governance Policies and Practices.”

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2017 annual meeting of shareholders held on June 7, 2017. Information about each of the eight incumbent directors nominated to stand for election at the Annual Meeting is detailed below:

2018 Nominees for Director	Principal Occupations and Business Experiences

Brenda J. Bacon Independent Director Director since: 2006 Age: 67

Brenda Bacon has extensive healthcare experience as the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996. Ms. Bacon has held these positions for more than ten years. Ms. Bacon has held various other positions with Brandywine Senior Living, including President and Chief Operating Officer. Brandywine Senior Living owns and operates 29 senior living communities in six states, with two additional communities under construction and one additional community in development. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position, under former New Jersey Governor James J. Florio from 1989 to 1993. From 1992 to 1993, Ms. Bacon was on loan to the Presidential Transition Team, as Co-Chair for the transition of the U.S. Department of Health and Human Services, under the administration of President Clinton.

Public Company Directorships and Committees:

Hilton Grand Vacations Inc. [Member of Audit Committee and Compensation Committee]

Other Select Directorships:

Rowan University [Trustee]

Argentum (formerly the Assisted Living Federation of America)

Mark S. Bartlett Independent Director Director since: 2015 Age: 67

Mark Bartlett has extensive accounting and financial services experience having retired as a Partner of Ernst & Young LLP in June 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a certified public accountant.

Public Company Directorships and Committees:

T. Rowe Price Group, Inc. [Chairman of Audit Committee and Member of Executive Compensation Committee]

Rexnord Corporation [Chairman of Audit Committee]

WillScot Corp. [Chairman of Audit Committee]

Other Select Directorships and Committees:

The Baltimore Life Companies [Member of Finance Committee]

2018 Nominees for Director	Principal Occupations and Business Experiences

Claudio Costamagna Independent Director Director since: 2012 Age: 62

Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007. Mr. Costamagna has extensive experience in investment banking, having served for 18 years, until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from December 2004 to March 2006.

Other Select Directorships and Committees:

CC e Soci S.r.l. [Chairman]

Casa Depositi e Prestiti (CDP-Italian Bank) [Chairman]

FSI S.p.A. [Chairman]

Universita L. Boncconi [Member of International Advisory Council]

Past Public Company Directorships:

Advanced Accelerator Applications [Chairman]

Luxottica Group S.p.A.

Salini Impregilo Group

DeA Capital S.p.A.

IL Sole 24 Ore S.p.A.

Sir Vernon Ellis Independent Director Director since: 2012 Age: 70

Sir Vernon Ellis was Chair of the Board of Trustees of the British Council from March 2010 to March 2016. He has extensive experience in international management consulting, having retired from Accenture (UK) Limited in March 2010 after holding the positions of Senior Advisor, from January 2008 to March 2010, and International Chairman, from January 2001 to December 2007, and holding other major operational roles prior to 2001.

Other Select Directorships:

Martin Randall Travel Ltd. [Chairman]

One Medical Group Ltd. [Chairman]

2018 Nominees for Director	Principal Occupations and Business Experiences

Nicholas C. Fanandakis Independent Director Director since: 2014 Age: 62

Nicholas Fanandakis is Executive Vice President of DowDuPont Inc., a leading global research and technology based science company formed in September 2017 through the merger of The Dow Chemical Company and E.I. duPont de Nemours and Company (“DuPont”), with responsibility for the financial reporting and significant business portfolio changes for the DuPont-related businesses. From November 2009 to September 1, 2017, Mr. Fanandakis served as Chief Financial Officer and Executive Vice President of DuPont. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst. Since then, Mr. Fanandakis has served in a variety of plant, marketing, product management and business director roles. Mr. Fanandakis served as Group Vice President of DuPont Applied BioSciences from 2008 to 2009. Mr. Fanandakis also served as Vice President and General Manager of DuPont Chemical Solutions Enterprise from 2003 until February 2007 when he was named Vice President of DuPont Corporate Plans.

Public Company Directorships:

ITT Inc. [Member of Audit Committee]

Steven H. Gunby Director since: 2014 Age: 60

Steven Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry, having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years beginning in August 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.

Public Company Directorships and Committees:

Arrow Electronics, Inc.

2018 Nominees for Director	Principal Occupations and Business Experiences

Gerard E. Holthaus Independent Director Chairman of the Board since: 2013 Director since: 2004 Age: 68

In November 2017, Gerard Holthaus was elected the non-executive Chairman of the Board of WillScot Corp., a leading provider of modular space solutions in North America, and he stepped down as non-executive Chairman of the Board of Algeco Scotsman Global S.a.r.l. and its holding company, Algeco/Scotsman Holdings S.a.r.l., positions that he held since April 2010. From October 2007 to April 2010, Mr. Holthaus held the positions of Executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman Global S.a.r.l.

Public Company Directorships and Committees:

WillScot Corp. [Chairman of the Board]

BakerCorp International, Inc. [Chairman of Audit Committee]

Past Public Company Directorships:

Neff Corporation

Other Select Directorships and Committees:

The Baltimore Life Companies [Chairman of Nominating and Corporate Governance Committee]

Loyola University of Maryland [Trustee]

Laureen E. Seeger Independent Director Director since: 2016 Age: 56

Laureen Seeger has been Executive Vice President and General Counsel of the American Express Company, a diversified financial services company, since July 2014. From March 2006 through June 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, the largest healthcare services company in North America, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions while guiding the Company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions, and product evolutions, while building the Law Department and enhancing client service.

Other Select Directorships and Committees:

University of Wisconsin Foundation and Alumni Association [Member of Development and Governance Committee]

Past Public Company Directorships:

Umpqua Holdings Corporation

Other Select Directorships:

Central Park Conservancy

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and each Committee of the Board on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During each director’s term of office during 2017, such director attended no less than 75% of the meetings held by the Board and each Committee on which he or she served.

During 2017, the Board and each Committee held the following number of meetings:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Total Meetings Held	9	9	5	5

For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee. Meetings that were adjourned one day and reconvened on another day have been counted as one meeting. A meeting at which the Board or a Committee has convened for a limited joint purpose has been counted as the meeting of the primary meeting holder.

Director Attendance at Other Meetings

Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board. During 2017, our independent directors met in closed (executive) sessions five times without management, and each independent director attended more than 75% of such sessions held during his or her term of office.

Our policy is that all director nominees attend the annual meeting of stockholders, except in cases of illness or extreme hardship. All nominees for director who were elected as directors of the Company on June 7, 2017 attended our 2017 annual meeting of shareholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		●	Chair
Mark S. Bartlett	●
Claudio Costamagna		Chair
Vernon Ellis	●		●
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	●	●
Laureen E. Seeger		●	●

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written Committee Charters. The Committee Charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own Committee Charter amendments and submits it to the Nominating and Corporate Governance Committee, which recommends action by the Board. All Committee Charter amendments are submitted to the Board for approval.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating and Corporate Governance Committee are available on our website under “About—Governance” at http://www.fticonsulting.com/about/governance, as follows:

Name of Committee	Website Link
Audit Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf
Compensation Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation-committee-of-the-board-of-directors.pdf
Nominating and Corporate Governance Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

Audit Committee

The Board has determined that all Audit Committee members are independent and otherwise qualify as Audit Committee members pursuant to applicable rules of the Securities and Exchange Commission (the “SEC”) and the NYSE. No Audit Committee member is a member of more than three other public company audit committees. The Board has determined that all of the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

•	selects, oversees and retains our independent registered public accounting firm;

•	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

•	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;

•	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

•	reviews and discusses our periodic reports filed with the SEC;

•	reviews and discusses our earnings press releases and communications with financial analysts and investors;

•	oversees our internal audit activities;

•	oversees our disclosure controls and procedures;

•	reviews Section 404 of the Sarbanes-Oxley Act of 2002 (internal control over financial reporting);

•	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

•	reviews and discusses risk assessment and risk management policies and practices;

•	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

•	reviews, discusses and approves insider and affiliated person transactions;

•	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

•	performs an annual self-evaluation of the Audit Committee;

•	reviews its Committee Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

•	prepares the audit committee report required to be included in the annual proxy statement.

Compensation Committee

The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and the NYSE’s corporate governance rules, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations regarding the independence of each of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Role of the Management

The Compensation Committee and Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. They also recommend individual incentive pay opportunities, including the: (i) annual incentive pay (“AIP”) objective financial performance metric and operative financial performance measure(s); (ii) AIP subjective individual performance goal(s); (ii) long-term incentive pay (“LTIP”) financial performance measure(s); and (iv) AIP and LTIP award levels of the participants. Management also advises the Compensation Committee regarding the achievement of performance measures and goals, and payments under our incentive compensation plans and programs. Our CEO attended all Compensation Committee meetings held during 2017, other than meetings and executive sessions to which he was not invited. Only members of the Compensation Committee vote on matters before that Committee.

Role of the Compensation Advisors

Under its Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2017, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“FWC”) to advise the Compensation Committee on certain executive officer compensation matters. In addition, during 2017, the Compensation Committee consulted Freshfields Bruckhaus Deringer US LLP (“Freshfields”) on certain legal aspects of executive officer compensation. During 2017, the Compensation Committee requested advice on a variety of issues, including short- and long-term executive incentive compensation programs and executive contract amendments, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2017 annual meeting of shareholders and this Proxy Statement for the Annual Meeting. Neither FWC nor the Company provided any services to the other during 2017, apart from the advisory services provided by FWC to the Compensation Committee. Freshfields provided services to the Company as outside executive compensation counsel. In such capacity, Freshfields advised the Company regarding executive officer and other compensation matters. The Company routinely is engaged by Freshfields to provide services to it or its clients in the ordinary course of our business. After consideration of the above factors, as well as information supplied by FWC, including its independence letter, the Compensation Committee concluded that FWC is independent and not subject to any conflicts of interest. After considering the Company’s relationships with Freshfields and its conflicts of interest policy and practices, the Compensation Committee concluded that Freshfields is not independent, but determined that it offers unique, well-rounded perspectives on our executive officer compensation, and the advice it provides is aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with FWC and Freshfields on executive officer compensation and other matters from time to time.

Functions of the Compensation Committee

•	approves the compensation of our CEO;

•	approves the compensation of other executive officers;

•	administers our equity-based compensation plans and approves awards under such plans;

•	establishes objective performance goals, individual award levels and operative and subjective performance measures, and oversees all aspects of executive officer incentive compensation;

•	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts, or arrangements with present and former executive officers;

•	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;

•	performs annual performance evaluations of our executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the Nominating and Corporate Governance Committee;

•	performs an annual self-evaluation of the Compensation Committee;

•	reviews its Committee Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

•	prepares the compensation committee report included in the annual proxy statement;

•	submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of shareholders if shareholder approval is required; and

•	ensures that shareholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers in accordance with the frequency selected by shareholders and (ii) the frequency of the shareholder advisory (non-binding) vote to approve the resolution approving the compensation of the named executive officers at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. No executive officer serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

•	identifies and qualifies the annual slate of directors for nomination by the Board;

•	reviews non-employee director compensation and recommends changes to the Board for approval;

•	assesses the independence of directors for the Board;

•	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;

•	identifies and qualifies candidates to fill vacancies occurring between annual meetings of shareholders for election by the Board;

•	monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters, and other policies and practices relating to corporate governance for submission to the Board for approval;

•	monitors and reviews responses to shareholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;

•	oversees the process for director education;

•	oversees the process for Board and Committee annual self-evaluations;

•	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board and the Compensation Committee;

•	oversees the process relating to succession planning for our CEO and other executive officer positions;

•	reviews directors’ and officers’ liability insurance terms and limits;

•	reviews its Committee Charter and recommends changes to the Board for approval; and

•	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

General

Non-employee directors receive annual retainer and equity compensation as described below pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan, amended and restated effective as of January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation

The following table describes the components of non-employee director compensation for 2017:

Compensation Elements	2017 Director Compensation Values (1) (5)	Alternative Forms of Payment
Annual Retainer: (2) (5) (6)	$50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	$10,000 — Chair of Audit Committee $7,500 — Chair of Compensation Committee $5,000 — Chair of Nominating and Corporate Governance Committee	Cash or Deferred Stock Units
Additional Annual Non-Executive Chairman of the Board Fee: (2) (5)	$200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	$250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash

(1)	Following each annual meeting of shareholders, continuing non-employee directors receive payment of the annual retainer and annual equity award, and Chairman of the Board or Committee Chair fee, if applicable, as of the date of such annual meeting. A new non-employee director receives a prorated annual retainer and equity award upon first being appointed to the Board other than at an annual meeting. A non-employee director, who is appointed to a chairmanship other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)	U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units on account of deferred annual retainer and Chairman of the Board and/or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case in accordance with Section 409A of the United States Internal Revenue Act of 1986, as amended (“Code Section 409A”).

(3)	The annual equity award, unless deferred, is in the form of shares of restricted stock, in the case of U.S. non-employee directors, and restricted stock units, in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are non-transferable and vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below.

(4)	All unvested shares of restricted stock and restricted stock units will immediately vest in full upon a non-employee director’s (i) death, (ii) “Disability” (as defined in the Director Plan), (iii) cessation of service within one year following a Change in Control, unless other accommodations are made with respect to such awards, (iv) cessation of service at the expiration of his or her term as a director due to the Company’s failure to renominate such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation)), and (v) cessation of service due to failure of the Company’s shareholders to reelect such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion)).

(5)	The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation, will be determined by dividing (a) the U.S. dollar value of such award by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units are rounded down to the nearest whole share.

(6)	If we do not have sufficient shares of Common Stock authorized under our shareholder-approved equity compensation plans to fund annual retainer and equity awards in stock or stock-based equity awards, such awards will be funded in cash. The payout of such cash amounts will be subject to applicable deferred compensation payment, vesting and accelerated vesting conditions, subject to Code Section 409A, and such cash amounts generally will accrue interest at the rate of 6% per annum.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2017:

Names of Non-Employee Directors	Fees Earned or Paid in Cash ($) (a)	Stock Awards (1) ($) (b)	Option Awards (1) ($) (c)	All Other Compensation (2) ($) (d)	Total ($) (e)
2017 Non-Employee Directors:
Brenda J. Bacon	55,000	249,990	—	—	304,990
Mark S. Bartlett	50,000	249,990	—	—	299,990
Claudio Costamagna	57,500	249,990	—	—	307,490
Vernon Ellis	50,000	249,990	—	—	299,990
Nicholas C. Fanandakis	60,000	249,990	—	—	309,990
Gerard E. Holthaus	250,000	249,990	—	—	499,990
Laureen E. Seeger	50,000	249,990	—	—	299,990

(1)	The balances of each director’s equity-based awards (excluding vested shares of Common Stock) are set forth in the table below:

Name	Unvested Restricted Shares or Restricted Stock Units	Vested and Unvested Deferred Stock or Deferred Restricted Stock Units	Unexercised Stock Options
2017 Non-Employee Directors:
Brenda J. Bacon	7,344	—	—
Mark S. Bartlett	7,344	—	—
Claudio Costamagna	7,344	—	—
Vernon Ellis	7,344	—	—
Nicholas C. Fanandakis	7,344	—	—
Gerard E. Holthaus	7,344	51,604	—
Laureen E. Seeger	7,344	—	—

(2)	No current director received perquisites or other benefits aggregating more than $10,000 in 2017.

Policy on Non-Employee Director Equity Ownership

Our Policy on Non-Employee Director Equity Ownership demonstrates our Board’s continuing commitment to shareholder interests. The policy sets each non-employee director’s total investment level at five times (5x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee in its sole discretion.

Shares of Common Stock that are, directly or indirectly, (i) beneficially owned by a non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Also, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. The securities counted toward attaining and maintaining each non-employee director’s ownership level will be valued at the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date. As of December 31, 2017, all non-employee directors were in compliance with our Policy on Non-Employee Director Equity Ownership.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Policy on Reporting Concerns and Non-Retaliation, Policy on Disclosure Controls and Policy on Inside Information and Insider Trading, as well as the Charters of the Committees, can be found on our website under “About—Governance” at http://www.fticonsulting.com/about/governance. Those policies and other information on our website do not constitute a part of this Proxy Statement. Paper copies of those documents may be obtained, without charge, upon request by contacting the Corporate Secretary, FTI Consulting, Inc., 6300 Blair Hill Road, Suite 303, Baltimore, MD 21209.

The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices, and to comply with the laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Board is committed to maintaining strong corporate governance practices, which include:

•	Annual Director Elections. Shareholders elect our directors annually to hold office to the next annual meeting of shareholders and until his or her successor is elected and qualifies.

•	Non-Employee Independent Chairman of the Board. Gerard E. Holthaus is our non-executive independent Chairman of the Board. More information about our Chairman of the Board may be found in this Proxy Statement under the section captioned “—Board Leadership Structure” on page 21.

•	Majority Voting in Uncontested Director Elections. A nominee in an uncontested election shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” as to such nominee at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election, and will have no effect on the election of directors.

•

Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation, and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance

Committee or Board regarding his or her offer of resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

•	Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our CEO.

•	Shareholder Rights Plan. We do not have a shareholder rights plan and are not currently considering adopting one.

•	Shareholder Power to Amend Bylaws. Our shareholders, by the affirmative vote of the holders of a majority of the shares of Common Stock, have the power to adopt, alter or repeal any Bylaw of the Company.

BOARD LEADERSHIP STRUCTURE

Our Board is free to choose its Chairman in any way that it deems best for the Company. In December 2013, the Board appointed Gerard E. Holthaus as its non-executive independent Chairman of the Board. In determining who should hold that position, the Board considered Mr. Holthaus’ experience since 2006 as the Board’s independent Presiding Director. The Board also considered each director’s individual experience and his or her experience serving as a director of other companies, particularly the experience of non-U.S. directors serving on the board of companies in locations where non-executive or independent chairmanships are common. The Board believes that Mr. Holthaus’ continuing service as Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.

The Board also believes that separation of the CEO and Chairman of the Board positions balances the role of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company’s operations on a day-to-day basis, on the other hand. Our CEO is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations, and reporting to the Board. The Chairman of the Board structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman, Mr. Holthaus (i) presides over meetings and executive sessions of the Board, and executive sessions of the independent directors, (ii) acts as a liaison between management and the independent directors, (iii) consults with our CEO, (iv) ensures that the Board and our CEO understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and ensures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, and (vii) receives shareholder communications addressed to the independent directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying out corporate responses, and reporting to the responsible Committee of the Board. The Audit Committee reviews and discusses the enterprise risk management profile that management of the Company prepares and the policies and guidelines that management of the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by our Enterprise Risk Management Committee, consisting of members of management and employees with responsibilities for critical functions, such as accounting, information technology, internal audit, ethics, compliance and risk management.

We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data and cybersecurity risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws. Our risk and compliance officer manages our internal enterprise risk management function, working closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions, to identify and assess risks and mitigate exposures. Our head of information technology works closely with our risk and compliance officer to assess our cybersecurity risks and implement technology and other measures to mitigate those risks. Our risk and compliance officer and our head of information technology each regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures, including cybersecurity risks, and the plans and actions that have been identified or taken by our corporate functions to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA, the UK Anti-Bribery Act and cybersecurity. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, risk and compliance officer and head of internal audit.

While the Audit Committee has primary responsibility for overseeing and monitoring enterprise risk management, each of the other two standing Committees of the Board also considers risks within its area of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the compensation policies and practices of the Company. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. These Committees also keep the Board apprised as to compensation- and governance-related risks.

COMPENSATION-RELATED RISKS

At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2017. This assessment included the: (i) review of programs, plans, policies and procedures relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation features; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

BOARD AND COMMITTEE SELF-ASSESSMENTS

During the first quarter of 2018, the Board and each Committee conducted its annual self-assessment to identify issues critical to its success. All directors participated in the internet-based process. The results were discussed in February and provided thorough, objective feedback, which will be considered to implement performance improvements.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our CEO and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws (including the FCPA, other anti-bribery laws and legal and regulatory requirements of the jurisdictions in which we have offices and/or conduct business), protect Company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on our website under “About—Governance” at http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf and http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf, respectively. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officer, financial professional or person performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in any material respect in February 2018.

SHAREHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of shareholder nominees for director prior to the deadline for 2018 nominations described in our proxy statement for our 2017 annual meeting. Under our Bylaws, nominations for director at an annual meeting of shareholders may be made by a shareholder who is a shareholder of record both at the time of (i) the giving of the notice by the shareholder and (ii) the date of the annual meeting; provided such shareholder delivers notice along with the additional information and materials required by our Bylaws, including, as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at our principal executive office of the Company located at 555 12th Street NW, Washington, DC 20004, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders. For the annual meeting of shareholders in 2019, you must deliver this notice no earlier than November 25, 2018 and no later than December 25, 2018. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office, not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

You may obtain a copy of our Bylaws, without charge, from our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209, telephone no. +1.410.951.4867. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed copies of Amendments No. 1 and No. 2 to our Bylaws through December 13, 2013 and September 17, 2014 as exhibits to our Current Reports on Form 8-K filed with the SEC on December 16, 2013 and September 22, 2014, respectively.

COMMUNICATIONS WITH DIRECTORS

Shareholders, employees and other interested persons may communicate with our Board or any individual director using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling +1.866.294.3576 (toll free) in the U.S. Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Vice President—Chief Risk and Compliance Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board, the Chairman of the Board, an individual director or the independent directors as a group by contacting our Vice President—Chief Risk and Compliance Officer, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 555 12th Street NW, Washington, DC 20004, or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board, Chairman of the Board, an individual director or the independent directors as a group, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Chair of the Nominating and Corporate Governance Committee or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect as directors the eight nominees named in this Proxy Statement, we will present the two additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2—RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

The firm of KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2018. We are seeking shareholder ratification of that action. Although shareholder ratification of the appointment of KPMG is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If shareholders do not ratify KPMG’s appointment, the Audit Committee will take that into consideration, together with such other factors it deems relevant, in determining its appointment of an independent registered public accounting firm for the year ending December 31, 2018.

KPMG’s representative will be present, in person or by conference telephone, at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. See the section of this Proxy Statement captioned “Principal Accountant Fees and Services” on page 59 for a description of the fees paid to KPMG for the fiscal years ended December 31, 2016 and December 31, 2017 and other matters relating to the procurement of services.

Shareholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2018 requires a majority of the votes cast at the Annual Meeting on the proposal to be voted “FOR” this proposal. Abstentions will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 2, and will have no effect on the results of the vote on this proposal. Brokers and other designees have discretionary authority to vote on this proposal, we do not expect any broker non-votes.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE 2017 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

Our shareholders have the opportunity to vote on an advisory (non-binding) Resolution (“say-on-pay”) to approve the compensation of our named executive officers identified on page 29 of this Proxy Statement (our “NEOs”) for the year ended December 31, 2017. The Compensation Discussion and Analysis (the “CD&A”), beginning on page 29 of this Proxy Statement, describes the material elements of our 2017 NEO compensation policies and programs and the principles and objectives that informed our decisions.

We conduct extensive investor outreach throughout the year. Pages 32 to 34 and pages 40 to 42 of the CD&A describe our shareholder engagement and the changes to our 2018 compensation programs adopted by our Compensation Committee in the first quarter of 2018 in response to investor feedback.

Our NEOs’ 2017 compensation programs have been designed to:

•	PROVIDE our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers

•	MAINTAIN continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation

•	Structure our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth, and the prudent management of risks and rewards

•	BALANCE the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value

•	Place a significant percentage of each NEO’s total compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of shareholder value

•	Pay-for-PERFORMANCE

•	Manage our executive officer compensation programs CONSISTENTLY among participating NEOs

The say-on-pay vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs for 2017, as described in the Proxy Statement.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive officer compensation programs, principles and objectives. The Compensation Committee seeks the advisory vote of our shareholders on say-on-pay annually.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the 2017 compensation of our NEOs as described in the Proxy Statement by approving the following non-binding resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2017, as described pursuant to the rules of the Securities and Exchange Commission in the Proxy Statement.”

Shareholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s NEOs for the year ended December 31, 2017, as described in the Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 37,720,027 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock as of the close of business on the Record Date by:

•	each of the NEOs named in this Proxy Statement;

•	each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock and has not pledged any of our securities to secure or as collateral for any indebtedness or other obligations.

Name of Beneficial Owner (1)	Number of Common Shares Owned	Unvested Restricted Shares	Right to Acquire – Vested and Exercisable Stock-Based Options (2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Steven H. Gunby	169,315	48,015	150,880	368,210	.*
Ajay Sabherwal	4,887	14,271	4,355	23,513	*
Paul Linton	20,552	7,776	81,352	109,680	*
Curtis Lu	3,892	7,776	14,260	25,928	*
Holly Paul	10,426	12,776	26,295	49,497	*
Brenda J. Bacon	46,811	7,344	—	54,155	*
Mark S. Bartlett	14,415	7,344	—	21,759	*
Claudio Costamagna	31,575	—	—	31,575	*
Vernon Ellis	17,949	—	—	17,949	*
Nicholas C. Fanandakis	22,255	7,344	—	29,599	*
Gerard E. Holthaus (3)	73,395	7,344	—	80,739	*
Laureen E. Seeger	7,613	7,344	—	14,957	*
Black Creek Investment Management Inc. (4)	3,794,046	—	—	3,794,046	10.06
123 Front Street West Toronto, Ontario M5J2M2, Canada
BlackRock, Inc. (5)	4,899,105	—	—	4,899,105	12.99
55 East 52nd Street New York, NY 10055
Dimensional Fund Advisors LP (6)	3,225,260	—	—	3,225,260	8.55
Building One 6300 Bee Cave Road Austin, TX 78746
The Vanguard Group (7)	3,527,228	—	—	3,527,228	9.35
100 Vanguard Blvd. Malvern, PA 19355

Name of Beneficial Owner (1)	Number of Common Shares Owned	Unvested Restricted Shares	Right to Acquire – Vested and Exercisable Stock-Based Options (2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Wellington Management Group LLP (8)	2,584,199	—	—	2,584,199	6.85
280 Congress Street Boston, MA 02210
All directors and executive officers as a group (12 persons)	423,083	127,336	277,142	827,561	2.19

* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 555 12th Street NW, Washington, DC 20004.

(2)	No stock options, stock-based units or other rights to acquire shares of Common Stock will vest or become exercisable within 60 days of the Record Date.

(3)	The reported beneficial ownership of Gerard Holthaus excludes 51,604 shares of Common Stock issuable on account of vested and unvested deferred restricted stock units.

(4)	Information is based on Schedule 13G filed with the SEC on February 9, 2018 reporting (i) sole power to vote or direct the vote of 3,794,046 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,794,046 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. Black Creek Investment Management Inc. reports that certain persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and Black Creek Global Leaders Fund and Black Creek Global Balanced Fund, all of which are investment funds managed by CI Investments Inc., hold in the aggregate more than five percent of the class. None of the funds individually holds more than five percent of the class.

(5)	Information is based on Schedule 13G/A filed with the SEC on January 19, 2018 reporting (i) sole power to vote or direct the vote of 4,808,353 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 4,899,105 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. BlackRock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one person’s interest is more than five percent of the total outstanding shares of Common Stock, except that BlackRock Fund Advisors beneficially owns five percent or greater of our outstanding shares of Common Stock.

(6)	Information is based on Schedule 13G/A filed with the SEC on February 9, 2018 reporting (i) sole power to vote or direct the vote of 3,146,712 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,225,260 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. Dimensional Fund Advisors LP reports that these securities are owned by various investment funds to which Dimensional Fund Advisors LP acts as investing advisor or sub-advisor, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and to its knowledge no one fund’s interest is more than five percent of the total outstanding shares of Common Stock. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(7)	Information is based on Schedule 13G/A filed with the SEC on February 9, 2018 reporting (i) sole power to vote or direct the vote of 42,365 shares, (ii) shared power to vote or direct the vote of 5,595 shares, (iii) sole power to dispose or direct the disposition of 3,482,682 shares, and (iv) shared power to dispose or direct the disposition of 44,546 shares, of the Company’s Common Stock.

(8)	Information is based on Schedule 13G/A filed with the SEC on February 8, 2018 reporting (i) sole power to vote or direct the vote of zero shares, (ii) shared power to vote or direct the vote of 2,072,895 shares, (iii) sole power to dispose or direct the disposition of zero shares, and (iv) shared power to dispose or direct the disposition of 2,584,199 shares of the Company’s Common Stock. Wellington Management Group LLP reports that the securities are owned of record by clients of investment funds directly or indirectly owned by Wellington Management Group LLP that have the right to receive or the power to direct the receipt of dividends from or the proceeds of sale of such securities, and no one client has that right or power with respect to more than five percent of the total outstanding shares of Common Stock.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers and Key Employees	Principal Business Experiences for the Past Five Years

Ajay Sabherwal
Chief Financial Officer Officer since: 2016 Age: 52

Ajay Sabherwal joined the Company in August 2016 as Chief Financial Officer. From July 2010 to August 2016, Mr. Sabherwal was the Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a provider of telecommunications services primarily in Northern New England. During Mr. Sabherwal’s term as an officer of FairPoint Communications, Inc. it sought Chapter 11 bankruptcy protection, having filed in October 2009. Mr. Sabherwal is a director of Prairie Provident Resources Inc., a corporation listed on the Toronto Stock Exchange.

Paul Linton
Chief Strategy and Transformation Officer Officer since: 2014 Age: 47

Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, where he was most recently a Partner and Managing Director.

Curtis P. Lu
General Counsel Officer since: 2015 Age: 52

Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc. Mr. Lu began his legal career at Latham & Watkins LLP, where he was a litigation partner.

Holly Paul
Chief Human Resources Officer Officer since: 2014 Age: 47

Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Catherine M. Freeman
Senior Vice President, Controller and Chief Accounting Officer and Former Interim Chief Financial Officer Officer since: 2007 Age: 62

Ms. Freeman is the Company’s Senior Vice President, Controller and Chief Accounting Officer, positions she has held since November 2007. From March 1, 2016 to August 2016, Ms. Freeman was acting Interim Chief Financial Officer of the Company. Ms. Freeman began her career in public accounting with Deloitte.

Matthew Pachman
Vice President-Chief Risk and Compliance Officer Officer since: 2012 Age: 53

Matthew Pachman held the positions of Vice President and Chief Ethics and Compliance Officer of the Company from July 2012 to February 2015. In June 2016, Mr. Pachman assumed the position of Chief Risk Officer, a position he held in an interim capacity since February 2015.

Our officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) describes the material elements of our executive officer compensation programs and policies for 2017, and the principles and objectives of our decisions with respect to 2017 compensation for our named executive officers (“NEO”) in this Proxy Statement, and the changes we have made to better align our programs with our pay-for-performance philosophy beginning with the bonus year ending December 31, 2018.

Named Executive Officers

Our NEOs determined as of December 31, 2017 include the following current executive officers of the Company:

Name	Title
Steven H. Gunby	President and Chief Executive Officer (“CEO”)
Ajay Sabherwal	Chief Financial Officer (“CFO”)
Paul Linton	Chief Strategy and Transformation Officer (“CSTO”)
Curtis Lu	General Counsel (“GC”)
Holly Paul	Chief Human Resources Officer (“CHRO”)

Executive Summary

Business Overview

FTI Consulting is organized into five business segments, each a global leader for one simple reason: our steadfast commitment to having a tangible, positive impact on how our clients confront and manage change and risk.

Corporate Finance & Restructuring 27% Revenue (1)	Focuses on strategic, operational, financial and capital needs of businesses, addressing financial and transactional challenges faced by companies, boards, private equity sponsors, creditor constituencies and other stakeholders

Forensic and Litigation Consulting 26% Revenue (1)	Complete range of multidisciplinary, independent dispute advisory, investigative, data acquisition/analysis and forensic accounting services

Economic Consulting 27% Revenue (1)	Analysis of complex economic issues, helping clients with legal, regulatory and international arbitration proceedings, strategic decision making and public policy debates

Technology 10% Revenue (1)	Leading provider of software and consulting services for e-discovery and information management, assisting clients with internal, regulatory and global investigations, early case assessment, litigation and joint defense, antitrust and competition investigations

Strategic Communications 10% Revenue (1)	Integrated suite of services, including financial communications, corporate reputation, transaction communications and public affairs in all the major markets around the world

(1)	Revenue percentage based on consolidated Company full year 2017 revenues

Strategic Transformation

In 2014, we embarked on a transformational process to change the focus of the Company from one where our business segments were largely siloed and we were primarily an acquisition-driven company to a more integrated organic growth focused company. To effect this transformation, our Board brought on our CEO, Steven H. Gunby, who subsequently assembled a talented leadership team that has implemented structural and reporting frameworks that are necessary to ensure consistency and discipline in a business where talent management, retention and development are critical. We have made significant progress on this transformation — as demonstrated by delivering earnings per diluted share (“GAAP EPS”) and adjusted earnings per diluted share (“Adjusted EPS”) growth of 91% and 41%, respectively, over the last three years. During this same period, we reduced our total debt from $711.0 million in 2014 to $400.0 million as of December 31, 2017 while returning $216 million to shareholders through the repurchase and retirement of 5,976,363 shares of common stock at an average price per share of $36.14. Excluding the estimated negative impact of foreign currency translation (“FX”), we also achieved record revenues each year since 2014. Today, we remain focused on our strengths: strong people with diverse and definitive expertise, strong positions across a global footprint, and strong cash flows. See “footnote (2) on page 31” for a discussion of the financial measures referred to in this CD&A that have not been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) used by the Company for financial reporting or NEO annual incentive pay (“AIP”) purposes.

Strategic Imperatives

Our long-term strategic priorities are as follows:

•	Leading a global business advisory firm with strong people and strong positions: corporations, law firms and governments come to us when there is a critical need

•	Growing organically with an emphasis on profitable revenue growth

•	Committing to build a profitable business with sustainable underlying growth, regardless of economic conditions

•	Investing EBITDA in key growth areas where we have a right to win

•	Focusing on returning capital to our shareholders through strong cash flow generation, which allows for financial flexibility and a healthy balance sheet

•	Moving down a path where we believe we can produce sustained double-digit Adjusted EPS growth over time

2017 Performance Update

We Delivered Strong 2017 Financial and Operational Results. We continued to execute against our dual strategy of investing boldly in places where we believe we have a right to win while at the same time rationalizing positions where we are not well positioned as demonstrated by the following:

•	RECORD revenue, excluding the estimated negative impact of FX

•	INCREASED GAAP EPS

•	INCREASED Adjusted EPS

•	INCREASED net income

•	RETURNED $168.0 million to shareholders through the repurchase and retirement of 4.7 million shares of our common stock

•	DEMONSTRATED commitment to rationalizing positions through targeted headcount and real estate actions

(1)	Includes $44.9 million, or $1.14 per share, benefit from the 2017 U.S. Tax Cuts and Jobs Act.

(2)	Adjusted EPS, Adjusted EBITDA and Adjusted Cash Flow referred to in this CD&A are non-GAAP measures used by the Company for financial reporting or AIP purposes. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish AIP. See Appendix A for the definition of each of the non-GAAP financial measures used for financial reporting purposes and the reconciliation to the most directly comparable GAAP measure. See Appendix B and Appendix C for the definitions of similarly named financial measures for determining 2017 AIP and 2018 AIP, respectively.

We believe that looking at our average GAAP EPS and Adjusted EPS over any two-year period is a good indicator of whether we are doing the right things for our Company. The below graphs outline progress we have made on our transformational journey since 2014:

TWO-YEAR AVERAGE GAAP EPS (1) AND ADJUSTED EPS RESULTS (1)

(1)	Two-year average GAAP EPS and Adjusted EPS are calculated by adding the GAAP EPS and Adjusted EPS for each annual period and dividing by two.

Shareholder Engagement and Changes to Programs for 2018

Following our 2017 annual meeting of shareholders, where our advisory vote on executive compensation received 57% shareholder support, our Compensation Committee in conjunction with the Board of Directors undertook a comprehensive review of our executive compensation programs and conducted extensive shareholder outreach to ensure feedback was fully represented in the review.

Our shareholder outreach efforts were led by the Board and senior management, with our Non-Executive Chairman who is also a member of the Compensation Committee participating in a significant portion of our engagement so that he could provide a direct line of communication between the Board and our shareholders. We reached out to our top 20 shareholders in both May and September of 2017. In total, during 2017, we engaged with shareholders representing approximately 70% of our shares outstanding, with our Chairman and Compensation Committee member, Gerard E. Holthaus, participating in discussions with shareholders representing approximately 50% of our shares outstanding. Shareholder feedback received from these meetings was shared with the entire Board and helped inform the Compensation Committee’s thinking about how it could refine our compensation programs for 2018 to continue to reward our NEOs for their strong performance in executing our strategic transformation while also taking into account shareholders’ views on the structure of the compensation programs.

Overall, our shareholders expressed support for our pay-for-performance compensation philosophy and recognized our commitment to ensure that executive pay is aligned with company performance and the creation of long-term shareholder value. Shareholders provided constructive feedback on areas where we could refine our practices, and a few common themes arose from these conversations, which the Compensation Committee took action on to ensure we were responsive to shareholders’ views. The below table summarizes the key areas of shareholder feedback and the 2018 program changes approved by the Compensation Committee to address this feedback.

2018 Compensation Program Changes

Feedback	Changes Approved for 2018 Compensation Programs
Increase percentage of AIP contingent on financial performance

•  For our Chief Executive Officer (“CEO”), increased weighting of AIP opportunity based on financial performance to 75% from two-thirds and decreased weighting of individual performance to 25% from one-third

Reduce CEO target AIP opportunity

•  Reduced the target annual cash incentive pay opportunity for our CEO to 150% from 200% of base salary, with no corresponding increase to other elements of 2018 compensation, to more closely align the targeted annual incentive amount with market practices

•  Supports efforts to place greater emphasis on long-term performance-based opportunity, as reflected in a $500,000 increase to the target 2017 long-term incentive pay (“LTIP”) award

Increase percentage of LTIP opportunity that is performance-based

•  Eliminated stock options

•  Increased percentage of performance -based restricted stock units (“Performance RSUs”) to 66.67% from 50% for our CEO and to 60% from 50% for our other NEOs, with the balance in awards of shares of restricted stock (“RSAs”)

Enhance rigor of Performance RSUs

•  For our CEO, shifted performance percentiles for the performance metric based on total shareholder return relative to the S&P 500 (“Relative TSR”) at threshold, target and maximum to 25th – 55th – 80th percentiles from 25th – 50th – 75th percentiles

Increase transparency regarding the individual performance portion of AIP	• Committed to enhancing the disclosure around the individual performance component of our AIP for NEOs

As a result of our shareholder engagement, we also began working to identify a peer group for compensation benchmarking purposes and plan to further engage our shareholders on this topic.

The changes approved by the Board for 2018 supplement changes we have already made to our compensation programs based on feedback we received from our shareholders in prior years, which include:

•	Using Adjusted EBITDA in place of Adjusted Cash Flow as an operative financial performance metric to determine AIP individual payout amounts

•	Capping the LTIP payout on negative Relative TSR performance at 100% of target

Key Elements of CEO Pay for 2017 and 2018 Compensation Programs

Our compensation programs are comprised of three primary elements: annual base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure. The below diagram illustrates the year-over-year changes to our executive compensation programs specific to our CEO, as described above:

Award	2017		2018
	Form	Performance Metric	Form	Performance Metric
Base Salary	• Fixed Cash	N/A	• Fixed Cash	N/A
AIP	• Performance-Based Cash and RSA Paid 75% in cash, 25% in RSA with one-year vesting term	Target: 200% of base salary based on: • One-third - Adjusted EBITDA • One-third - Adjusted EPS • One-third - Individual Performance	• Performance-Based Cash	Target: Reduced to 150% of base salary based on: • 37.5% - Adjusted EBITDA • 37.5% - Adjusted EPS (1) • 25.0% - Individual Performance New Weightings
LTIP	• 50% - Performance RSUs	Relative TSR compared to the S&P 500: • Threshold: 25th Percentile • Target: 50th Percentile • Maximum: 75th Percentile	• 66.67% -Performance RSUs Increased	Relative TSR compared to the S&P 500: • Threshold: 25th Percentile • Target: 55th Percentile • Maximum: 80th Percentile Increased Target and Maximum Performance-Payout Curve
	• 25% - RSA	N/A	• 33.33% - RSA Increased	N/A
	• 25% - Stock Options	Exercise price per share equals 100% of grant date fair market value	Eliminated Stock Options

(1)	For 2018 AIP, the definition of “Adjusted EPS” has been revised as described in Appendix C.

For 2018, we reduced the target annual incentive pay opportunity for our CEO to 150% from 200% of annual base salary to more closely align the targeted annual incentive amount with market practices. This also supports efforts to place greater emphasis on the long-term performance-based opportunity, including through a $500,000 increase to the 2017 LTIP award.

For all other NEOs (CFO, CSTO, GC and CHRO), effective on April 1, 2018, we increased their base salary to $550,000 from $500,000 based on individual performance and to continue to promote a team-oriented and collaborative working culture, which resulted in corresponding increases to the dollar values of target 2018 AIP and 2018 LTIP (based on target of 1x annual base salary) and corresponding adjustments to their threshold and maximum opportunities. In addition, stock options were eliminated from the 2018 LTIP and the mix of 2018 LTIP awards changed with the weighting of Performance RSUs increasing to 60% from 50% and the weighting of RSAs increasing to 40% versus a combined weighting for stock options and RSAs in prior years of 50%.

2017 Compensation Mix Aligned with Company Performance

Executive compensation is strongly linked to the financial and operational performance of the Company. Our 2017 NEO compensation programs balance fixed and at-risk pay. On average, approximately 71% of the CEO’s target annual total compensation is at-risk, while almost 60% of our other NEOs’ compensation is at risk. The below charts describe the mix of targeted compensation for our CEO as well as our other NEOs:

Compensation Governance Practices

Our executive compensation programs are administered by our independent Compensation Committee. In addition to designing executive compensation programs that incentivize long-term value creation and are contingent on achieving specific financial goals, our compensation practices also include a number of key features highlighted below.

✓	Pay-for-performance philosophy and program structure with over 70% of compensation at-risk for CEO in 2017

✓	Appropriate balance between short-term and long-term pay

✓	Stock ownership requirements: CEO (5x annual base salary)

✓	No automatic acceleration of equity awards on a “Change in Control” (as defined in the applicable equity compensation plan)

✓	Anti-hedging and pledging policies

✓	Robust claw back policy on incentive pay

✓	Use of independent consultant to advise Compensation Committee

Compensation Philosophy

Our Compensation Committee strongly believes that NEO compensation — both pay opportunities and pay realized — should be linked with the Company’s operational performance and the creation of shareholder value. Our Compensation Committee designs our executive officer compensation programs to accomplish our goals of:

•	ATTRACTING executive officer candidates through competitive compensation programs that are appropriate for our business, size and geographic diversity

•	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation

•	Structuring our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth, and the prudent management of risks and rewards

•	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value

•	Placing a significant percentage of each NEO’s total compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of shareholder value

•	Paying for PERFORMANCE

•	Managing our executive officer compensation programs CONSISTENTLY among participating NEOs

•	LIMITING perquisites and other non-performance-based entitlements

Elements of Compensation Programs

Overview of Compensation Program

Our NEOs receive a mix of variable and fixed components of compensation which align with our pay-for-performance compensation philosophy as described in the table below:

	Pay Component	Rationale
Annual	Base Salary	• Attracts qualified talent • Fairly compensates the executive based on experience, skills, responsibilities and abilities
AIP Opportunity

•  Motivates and rewards executive to achieve key financial and individual objectives

•  Focuses executives on accomplishments of pre-established strategic objectives

•  Aligns executive and shareholder interests through performance measures that contribute to shareholder value creation

Long-Term	Performance RSU Opportunity	• Incentivizes and rewards for strong financial performance as measured over a three-year period
	RSAs	• Aligns interest of the executive with those of shareholders and provides a direct link to growth in shareholder value; also serves as a retention tool
	Stock Options	• Rewards for stock price appreciation and provides a direct link to shareholder value

As noted in the section captioned “—Key Elements of CEO Pay for 2017 and 2018 Compensation Programs” on page 33, stock options will not be part of our compensation program beginning with the year ending December 31, 2018.

2017 Pay Outcomes

Base Salary

Each NEO was paid an annual base cash salary in 2017 in order to fairly compensate the executive based on his or her experience, skills, responsibilities and abilities. None of the NEOs received a base salary increase in 2017. See the section captioned “Executive Officers and Compensation—Summary Compensation Table” beginning on page 46 for information regarding NEO 2017 annual base salary and other compensation.

2017 Annual Incentive Pay

Our 2017 AIP is an annual incentive program which rewards our NEOs for achieving key annual financial and strategic objectives. The metrics and targets that the Compensation Committee selected for 2017 tie directly to our transformational and strategic initiatives. The annual financial goals were measured by Adjusted Cash Provided by Operating Activities (“Adjusted Cash Flow”), Adjusted EPS and Adjusted EBITDA performance. The Adjusted Cash Flow metric incentivizes revenue generation. The Adjusted EBITDA metric is tied directly to management’s stated transformational agenda to move from slowing the decline in Adjusted EBITDA to delivering Adjusted EBITDA growth. The Adjusted EPS metric is tied directly to management’s commitment to delivering sustained double-digit Adjusted EPS growth over time. The rationale for using these metrics is:

•	Adjusted Cash Flow: The ability to translate earnings to cash indicates the health of our business and allows the Company to invest for the future, as well as return value to our shareholders

•	Adjusted EPS: A measure of the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value

•	Adjusted EBITDA: A measure of the Company’s operating performance, excluding the impact of certain items

•	Individual Performance: Incentivizes executives to make progress on pre-established long-term strategic objectives

2017 AIP Framework

The 2017 AIP was contingent on meeting a minimum Adjusted Cash Flow hurdle of $80 million. Because the Adjusted Cash Flow hurdle was met, the NEOs became eligible to earn up to a maximum individual payout award established as a percentage of actual Adjusted Cash Flow, subject to reduction based on the achievement of Adjusted EPS, Adjusted EBITDA and Individual Performance goals, the maximum opportunity of which were weighted equally for 2017.

During the first quarter of 2017, the Compensation Committee set the targets for each of the financial metrics and outlined the key individual goals for our CEO. For other NEOs, the CEO established their individual goals in consultation with them. The financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance and expected market conditions. On February 22, 2017, the Compensation Committee set the target for Adjusted EPS at $2.27, which was above the actual Adjusted EPS of $2.24 reported by the Company for the year ended December 31, 2016. The 2017 target Adjusted EPS was above the mid-point of the external guidance range announced by the Company on February 28, 2017 and considered the expectation for weaker restructuring and mergers and acquisition (“M&A”) activity compared to the prior year period. The 2017 target Adjusted EBITDA of $209.0 million was above actual Adjusted EBITDA of $203.0 million reported by the Company for the year ended December 31, 2016 and was set at the same time as the 2017 target Adjusted EPS metric. The threshold, target and maximum amounts, as well as 2017 results and resulting payouts are outlined below.

2017 Annual Incentive Payout

The table below sets forth the 2017 AIP paid out to each NEO based on the achievement of Adjusted EBITDA, Adjusted EPS and individual performance goals:

	Name	Adjusted EBITDA Payout % (1/3)	Adjusted EPS Payout % (1/3)	Adjusted Individual Payout % (1/3)	Target Incentive Amount	2017 Earned Incentive	% of Target
AIP	Steven H. Gunby	79.7%	105.6%	82.5%	$2,000,000	$1,785,099	89.3%
	Ajay Sabherwal	79.7%	105.6%	124.5%	$500,000	$516,275	103.3%
	Paul Linton	79.7%	105.6%	124.5%	$500,000	$516,275	103.3%
	Curtis P. Lu	79.7%	105.6%	100.0%	$500,000	$475,442	95.1%
	Holly Paul	79.7%	105.6%	124.5%	$500,000	$516,275	103.3%

Mr. Gunby’s 2017 AIP was paid 75% in cash and 25% in the form of shares of restricted stock granted on March 7, 2018. The other NEO’s 2017 AIP was paid 100% in cash.

Based on the Compensation Committee’s assessment of Mr. Gunby’s individual performance, he earned an award reflective of at least 100% of target for the individual performance component of the AIP. However, the Compensation Committee and Mr. Gunby agreed to reduce his individual performance payout to 82.5%. This was done — despite Mr. Gunby’s strong individual performance assessment — to ensure that Mr. Gunby’s aggregate 2017 AIP payout of 89.3% was below the average of the Adjusted EBITDA and Adjusted EPS payout percentage of 92.7%.

2017 Financial Portion of Annual Incentive Pay

	Initial Weighting	Metric	Threshold	Target	Maximum	Actual	Payout %
2017 AIP	(1/3)	• Adjusted EBITDA ($M)	$167.2	$209.0	$250.8	$192.0	79.7%
	(1/3)	• Adjusted EPS	$1.82	$2.27	$2.72	$2.32	105.6%
	(1/3)	• Individual Performance	Individual Performance Goals and Achievements are described below

2017 Individual Portion of Annual Incentive Pay

One third of the AIP for 2017 was contingent on achieving performance goals specific to each NEO. For the CEO, these goals were established by the Compensation Committee at the beginning of 2017 and communicated to him. For all other NEO’s, the CEO established the goals with review and input from the respective NEO. At the end of 2017, the CEO assessed the performance of each NEO and presented his recommendations on the NEO’s individual performance to the Compensation Committee for approval. The CEO’s performance is assessed exclusively by the Compensation Committee. As part of the assessment of the individual portion of the AIP, the Compensation Committee has authority to reduce the actual amount payable under an award.

The 2017 performance assessments — noting both 2017 goals and achievements for each NEO — are detailed below:

NEO	Fiscal 2017 Individual Performance Highlights	Individual Performance Component of AIP Payout as % of Target
Steven H. Gunby

Goals: Develop strategic vision and implementation plan; conduct strategic analysis of select business segment(s) and develop go forward plan; lead execution to drive strong operating and financial results; support hiring process for key executives

•  Revised and adjusted strategy in light of business conditions to continue to focus on the highest value opportunities as part of our business transformation

•  Delivered GAAP and Adjusted EPS growth and record revenues (excluding the estimated negative impact of FX) every year as CEO

•  Completed first acquisition during tenure, enhancing company-side and interim management capabilities

•  Completed succession planning process for segment leadership roles, to ensure team was in place to deliver on medium term growth initiatives outlined at November 2017 investor day

•  Led hiring process for new Chairman of North and South America role, concluding in successful recruitment of top talent for position

•  Took action to exit non-core international offices and positions, resulting in more profitable revenue growth as demonstrated by the second half of 2017 delivering the largest growth in Adjusted EBITDA year-on-year for almost a decade

•  Demonstrated ability to use strong cash flows to support Adjusted EPS growth and enhance shareholder returns, demonstrated by returning $168.0 million to shareholders through share buybacks in 2017

		82.5%

Award Adjustment

Based on the Compensation Committee’s assessment of Mr. Gunby’s individual performance, he earned an award reflective of at least 100% of target for the individual performance component of the AIP. However, the Compensation Committee and Mr. Gunby agreed to reduce his individual performance payout to 82.5%. This was done — despite Mr. Gunby’s strong individual performance assessment — to ensure that Mr. Gunby’s aggregate AIP payout of 89.3% was below the average for the Adjusted EBITDA and Adjusted EPS payout percentage of 92.7%.

The Board is confident that with the improvements to our underlying performance — driven by the transformation that Mr. Gunby is successfully leading — the market will better reflect the long-term value we are creating for shareholders.

Ajay Sabherwal	Goals: Lead cost reduction efforts; execute effective capital allocation strategy; manage cash optimization • Led company-wide cost reduction efforts that reduced SG&A • Optimized capital allocation strategy, including buying back approximately 12% of company’s shares outstanding • Improved cash optimization through collaborative solutions across the enterprise • Improved cybersecurity through significant Information Technology (IT) enhancements	125%
Paul Linton	Goals: Drive fundamental strategic review and implement new strategies in selected segments and regions; develop FTI Consulting’s 2020 strategy; continue to lead real estate transformation efforts • Continued to support implementation of Technology segment strategy • Co-developed FTI Consulting 2020 strategy, including initiatives to drive organic growth • Executing real estate transformation roadmap including rolling out design and layout standards that improved workspaces while lowering costs	125%

NEO	Fiscal 2017 Individual Performance Highlights	Individual Performance Component of AIP Payout as % of Target
Curtis P. Lu	Goals: Lead litigation efforts; provide legal support for M&A efforts; enhance compliance practices across the organization • Strong record on managing litigation and mitigating firmwide risks • Supported Company’s M&A activities • Implemented new compliance policies and procedures	100%
Holly Paul

Goals: Continue to enhance the culture starting at the leadership level; Commit to strategic talent planning and enhanced recruiting to enable organic growth; reward and recognize our people; attract and retain key talent

•  Enhanced firm culture, notably at the leadership level

•  Launched formalized Corporate Citizenship program and published the Company’s first-ever Corporate Citizenship report

•  Introduced multiple diversity and inclusion programs and policies and lead the Company’s gender pay gap analysis and reporting

•  Led targeted succession planning focusing on managing talent for key focus areas within the business

•  Initiated new scale of rewards program to recognize employees and encourage retention

•  Led external accolades program, which delivered a record number of external accolades for the company and its professionals in 2017

		125%

Long-Term Incentive Pay

The annual LTIP opportunity is intended to incentivize strong financial performance over a three-year period aligning NEO’s interests with those of our shareholders. Additionally, the LTIP acts as a retention tool by providing the executives with equity ownership that vests or is earned over multiple years. For 2017, LTIP grants were awarded in three forms, Performance RSUs, RSAs and stock options. Performance RSUs represented 50% of the targeted total LTIP opportunity and RSAs and Stock Options each represented 25% of the total targeted award. Stock options and RSAs that were granted in 2017 will vest pro rata on the first through third anniversary dates of the grant date.

On March 6, 2017, the Compensation Committee approved the LTIP awards for our NEOs. The Compensation Committee increased the total target opportunity for Mr. Gunby from $2.5 million to $3.0 million in connection with the extension of his employment agreement. This was the first increase in compensation for Mr. Gunby since he joined the Company in 2014. Based on feedback from shareholders and confidence in the future of the Company, the Compensation Committee decided and Mr. Gunby agreed that the earned increase in compensation should be in the form of long-term equity signifying Mr. Gunby’s commitment to the future success of FTI Consulting.

2017 LTIP Awards

Performance RSUs for 2017 are earned based on Relative TSR for the 2017–2019 performance period ending December 31, 2019 as outlined below with a linear interpolation applied for performance between payout levels:

% of Target Shares Granted	Relative TSR Performance Percentile
150%	75th
100%	50th
50%	25th

For 2017, the NEOs were awarded the following 2017 LTIP:

Participating NEO	2017 Performance RSUs (1)			2017 Stock Options (1)	2017 RSAs
	Threshold (50%)	Target (100%)	Maximum (150%)
Steven H. Gunby
Number of LTIP Awards	20,010	40,021	60,032	78,390	18,582
Grant Date Fair Value	$750,000	$1,500,000	$2,250,000	$750,000	$750,000
Ajay Sabherwal
Number of Equity Awards	3,335	6,670	10,005	13,065	3,097
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000
Paul Linton
Number of LITP Awards	3,335	6,670	10,005	13,065	3,097
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000
Curtis P. Lu
Number of LTIP Awards	3,335	6,670	10,005	13,065	3,097
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000
Holly Paul
Number of LTIP Awards	3,335	6,670	10,005	13,065	3,097
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000

(1)	See “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the Monte Carlo simulation technique used to determine the number of Performance RSUs subject to the performance-based LTIP awards and the Black-Scholes valuation method used to determine the number of option shares subject to the stock option LTIP awards.

Performance of Outstanding LTIP Awards Measured as of December 31, 2017

Performance-based LTIP awards outstanding as of December 31, 2017 included the grants awarded on (i) March 1, 2016 for the 2016–2018 performance period ending December 31, 2018 (the “2016 LTIP Awards”) and (ii) March 6, 2017 for the 2017–2019 performance period ending December 31, 2019 (the “2017 LTIP Awards”). For information purposes only, the below table shows the Relative TSR performance percentile that would have been achieved had the applicable performance measurement period of each of the 2016 LTIP Awards and 2017 LTIP Awards ended on December 31, 2017.

The following table also sets forth the terms of the actual Relative TSR performance percentile achieved by the performance-based LTIP awards granted on March 1, 2015 (the “2015 LTIP Awards”). For the 2015–2017 performance period ended December 31, 2017, the Relative TSR placed in the 33rd performance percentile which equates to 65.8% of the Performance RSUs under the 2015 LTIP Awards. This outcome highlights the pay-for-performance nature of the awards:

Award Year	Performance Measure	Relative TSR Performance Percentile	Payout Percentage of Target	Performance Period Ending	Relative TSR Performance Percentile Achievement as of December 31, 2017	Payout Percentage of Target as of December 31, 2017	Payout Method
2015	TSR Relative to S&P 500	25th 50th 75th	50% 100% 150%	12/31/2017	33rd	65.8%	Shares
2016	TSR Relative to S&P 500	25th 50th 75th	50% 100% 150%	12/31/2018	40th	80%	Shares
2017	TSR Relative to S&P 500	25th 50th 75th	50% 100% 150%	12/31/2019	25th	50%	Shares

Compensation Program Changes for 2018

Shareholder Responsiveness

The Compensation Committee approved changes to the executive compensation programs for 2018 following comprehensive engagement with our shareholders. Shareholder feedback was shared with the entire Board and helped inform the Compensation Committee’s thinking about how it could refine our compensation programs to continue to reward our NEOs for their strong performance in executing our strategic transformation while also taking into account shareholders’ views on the structure of our executive compensation programs. The below diagram previews the year-over-year changes approved by our Compensation Committee specific to our CEO’s compensation:

Award	2017		2018
	Form	Performance Metric	Form	Performance Metric
Base Salary	• Fixed Cash	N/A	• Fixed Cash	N/A
AIP	• Performance-Based Cash and RSA Paid 75% in cash, 25% in RSA with one-year vesting term	Target: 200% of base salary based on: • One-third - Adjusted EBITDA • One-third - Adjusted EPS • One-third - Individual Performance	• Performance-Based Cash	Target: Reduced to 150% of base salary based on: • 37.5% - Adjusted EBITDA • 37.5% - Adjusted EPS (1) • 25.0% - Individual Performance New Weightings
LTIP	• 50% - Performance RSUs	Relative TSR compared to the S&P 500: • Threshold: 25th Percentile • Target: 50th Percentile • Maximum: 75th Percentile	• 66.67% -Performance RSUs Increased	Relative TSR compared to the S&P 500: • Threshold: 25th Percentile • Target: 55th Percentile • Maximum: 80th Percentile Increased Target and Maximum Performance-Payout Curve
	• 25% - RSA	N/A	• 33.33% - RSA Increased	N/A
	• 25% - Stock Options	Exercise price per share equals 100% of grant date fair market value	Eliminated Stock Options

(1)	For 2018 AIP, the definition of “Adjusted EPS” has been revised as described in Appendix C.

For 2018, we reduced the target annual cash incentive opportunity for our CEO to 150% from 200% of base salary to more closely align the targeted annual incentive amount with market practices. This also supports efforts to place greater emphasis on long-term performance-based opportunity, as reflected in a $500,000 increase to our CEO’s 2017 LTIP opportunity.

For 2018, we increased the annual base salary of each of our other NEOs (CFO, CSTO, GC and CHRO) as described below in the section captioned “—2018 Annual Base Salary,” which resulted in corresponding increases to the dollar values of target 2018 AIP and 2018 LTIP (based on target of 1x annual base salary) and corresponding adjustments to their threshold and maximum opportunities. In addition, stock options were eliminated from the 2018 LTIP and the mix of 2018 LTIP awards changed with the weighting of Performance RSUs increasing to 60% from 50% and the weighting of RSAs increasing to 40% versus a combined weighting for stock options and RSAs in prior years of 50%.

2018 Base Salary

For all other NEOs (CFO, CSTO, GC and CHRO), effective on April 1, 2018, we increased their base salary to $550,000 from $500,000 based on individual performance and to continue to promote a team-oriented and collaborative working culture.

2018 Annual Incentive Pay

The Compensation Committee approved the following changes for the 2018 AIP:

•	Reduced the target AIP opportunity for our CEO to 150% from 200% of annual base salary, which offsets the $500,000 increase to his 2017 LTIP award and more closely aligns the targeted annual incentive amount with market practices

•	Increased the portion of the CEO’s AIP opportunity that is determined by financial performance to 75% from 66.6%

•	Enhanced the transparency of our disclosure for the individual performance component of the AIP to clarify how goals are set and performance is evaluated for all NEOs (2018 individual performance goals are outlined below)

On February 21, 2018, the Compensation Committee set the target for Adjusted EPS at a level above the actual Adjusted EPS of $2.32 reported by the Company for the fiscal year ended December 31, 2017. The 2018 target Adjusted EPS was established within the range of external guidance announced by the Company on February 22, 2018.

The 2018 target Adjusted EBITDA was set above the actual Adjusted EBITDA of $192.0 million reported by the Company for the fiscal year ended December 31, 2017 and was set at the same time as the 2018 target Adjusted EPS metric.

At the same time the Compensation Committee set the 2018 financial performance targets, they also set the individual performance targets for the CEO as outlined below. The CEO was responsible for setting and communicating individual goals to the other NEOs. 2018 NEO individual performance goals include, but are not limited to:

Steven H. Gunby’s Select Individual Performance Goals

2018 Goals
• Refine and extend go-forward strategy including growth beyond core
• Continue trend of sustained year-over-year Adjusted EPS growth
• Foster an inclusive leadership culture with discipline and accountability
• Continue to drive effective use of cash
• Complete select strategic reviews

Ajay Sabherwal’s Select Individual Performance Goals

2018 Goals
• Continue to drive cost-effectiveness and cash optimization
• Execute effective capital allocation strategy
• Manage IT excellence plan
• Ensure all financial statements filed with the Securities and Exchange Commission (the “SEC”) are accurate and timely
• Maintain and enhance relationships with investor community

Paul Linton’s Select Individual Performance Goals

2018 Goals
• Support business segments with revising strategies and driving prioritized initiatives
• Continue to build out and improve effectiveness of Core Operations teams
• Execute on select 2018 real estate projects and continue planning for 2019/20 projects
• Uncover new P&L growth opportunities and launch efforts to capture

Curtis P. Lu’s Select Individual Performance Goals

2018 Goals
• Manage litigation
• Support M&A goals to help ensure value-added and accretive acquisitions
• Manage and mitigate legal, compliance and regulatory risk
• Support Commercial Excellence efforts

Holly Paul’s Select Individual Performance Goals

2018 Goals
• Focus on disseminating core company culture attributes
• Commit to strategic talent planning and enhanced recruiting to enable organic growth
• Develop global competencies
• Foster diversity and inclusion
• Align learning and development offerings

2018 Long-Term Incentive Pay

The Compensation Committee approved the following changes to the 2018 LTIP:

•	Eliminated stock options from the LTIP mix for the CEO and other NEOs

•	Increased portion of Performance RSUs in the LTIP mix to 66.7% from 50% for the CEO and to 60% from 50% for other NEOs

•	Increased portion of RSAs in the LTIP mix to 33.33% from 25% for the CEO, and to 40% from 25% for the other NEOs, from the 50% combined stock option and RSA opportunities of 2017

•	Shifted the CEO performance curve for the Relative TSR metric at threshold, target and maximum to 25th – 55th – 80th performance percentiles from 25th – 50th – 75th performance percentiles

2018 Performance RSUs

The Performance RSUs awarded under the 2018 LTIP will be earned based on Relative TSR over the 2018-2020 performance period ending December 31, 2020. Awards can be earned as outlined below with a linear interpolation applied for performance between payout levels. The performance percentile rank required for the CEO to earn Performance RSUs increased in rigor with the terms outlined below:

% of Target Shares Granted	Relative TSR Performance Percentile CEO	Relative TSR Performance Percentile Other NEOs
150%	80th	75th
100%	55th	50th
50%	25th	25th

Self-Selected Peer Group

As a company, we face challenges in benchmarking our performance and success on initiatives because many of our peers — large professional services firms with diversified sources of revenue — are well known, highly regarded firms that are privately held. Accordingly, their financials and management compensation are not disclosed and are not measured or evaluated by the market.

Historically, the Compensation Committee has not self-selected a peer group for benchmarking our executive compensation programs. This is primarily due to the difficulty in identifying a group of peers that (a) are of a comparable size and industry, (b) compete with more than one of our business segments, (c) compete with us for talent, and (d) are publicly traded. Many of the companies that one or more of our segments compete with and that we compete with for talent are private — such as AlixPartners, LLP; Alvarez & Marsal; The Boston Consulting Group; McKinsey & Company; as well as The Big Four accounting firms and other large professional services firms.

We firmly believe that there is not a perfect peer group for FTI Consulting, which is why the Compensation Committee has been hesitant to self-select one. However, we realize that by not self-selecting a peer group we have not provided our shareholders with perspective on how the Compensation Committee thinks about compensation with respect to our competition and the market for talent and leadership capabilities. Therefore, we are actively working to define a peer group and plan to further engage our shareholders on this topic.

The Compensation Process

Role of the Compensation Committee

The Compensation Committee is actively involved in structuring the compensation programs, defining metrics and setting performance targets, as well as evaluating individual NEO performance. The below diagram illustrates the thoughtful process undertaken to establish our compensation programs, which align our NEOs’ interests with the interests of our long-term shareholders by incentivizing long-term shareholder value creation through challenging goals.

Other Compensation

Health and Welfare Benefits

We provide our NEOs with substantially the same benefits that we provide to employees generally, to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s other employees. These benefits include medical, dental, vision, prescription drug and mental health insurance and/or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and accidental death and dismemberment insurance, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Retirement Benefits

We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive matching benefits up to the maximum allowed contribution under the U.S. Internal Revenue Code. The maximum match was $8,100 for 2017.

Other Compensation Practices

Timing of Equity Grants

The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth-quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a ten-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events. The Compensation Committee has not delegated its authority to make equity awards or prescribe the terms (including vesting terms) to our management.

Restrictions on Entering into Derivative Transactions; Hedging and Pledging of Company Securities

The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers and non-employee directors from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, and (iv) purchasing our securities on margin.

Claw Back Policy

The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Claw Back Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation (other than stock options) received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Claw Back Policy if (i) the restatement was due to material non-compliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the shareholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board intends to revise the Claw Back Policy to be consistent with the rules promulgated by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act to the extent such rules are finalized.

Chief executive officers and chief financial officers of public companies are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Executive Officer Equity Ownership

Our Policy on Executive Officer Equity Ownership demonstrates our continuing commitment to shareholder values and is an important method to immediately align management and shareholder interests. Our CEO must attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary. The Company’s CFO and other covered officers, including our CSTO, GC and CHRO, must attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary. The officers must attain that ownership level within three years from his or her hire date or the date he or she advances to a new required ownership level. Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time, except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards, or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust, and unvested restricted shares, will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options, stock appreciation rights and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued as the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.

Each of our (a) CEO and (b) other NEOs (based on 2017 annual cash base salary levels) met his or her requisite investment level in Company equity by or prior to the third anniversary of his or her hire date and as of the Record Date. Each of our CFO, CSTO and CHRO continued to meet his or her requisite investment level after the 2018 annual cash base salary increase to $550,000 took effect on April 1, 2018. Our GC joined the Company in 2015 and is required to achieve his requisite equity ownership level based on his 2017 annual cash base salary by June 29, 2018. He will be required to attain the increased ownership level based on his 2018 annual cash base salary by April 1, 2021.

The following chart illustrates the investment levels in Company equity held by our (i) CEO and (ii) all other NEOs as a group, valued at $45.03 per share (which was the average of the closing prices per share of our Common Stock reported on the New York Stock Exchange for each trading day in the 90 calendar-day period immediately preceding and including March 28, 2018, the Record Date):

Termination Payments

We have entered into employment arrangements with our NEOs, which broadly provide for the parameters of their employment with the Company and which entitle them to receive specified severance payments and benefits upon certain qualifying terminations of employment. We believe that it is in the best interests of the Company to have these employment arrangements and provide for termination payments thereunder as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, they serve as consideration for the agreements of the NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. For more detail on the terms and conditions of the NEO employment arrangements, please see the information beginning on page 53 of this Proxy Statement under the caption “Executive Officers and Compensation—Employment Agreements and Termination and Change in Control Payments—Employment Arrangements.”

Deductibility of NEO Compensation

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), limits the deductibility of compensation in excess of $1,000,000 paid to a company’s chief executive officer and certain other executive officers. Prior to 2018, a company could deduct compensation (including the exercise of options) above that limit if it pays the compensation in a manner that satisfied the requirements for the “qualified performance-based compensation” exception under Code Section 162(m). However, beginning in 2018 and subject to very limited exceptions going forward, recent changes in federal tax law have repealed the “qualified performance-based compensation” exception under Code Section 162(m), thus limiting the Company’s ability to deduct significant portions of the compensation paid to our named executive officers. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, Company financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions, and the Company expressly reserves the right to pay compensation that may not qualify for deductibility under Code Section 162(m). See the information under the caption “Executive Officers and Compensation—Summary Compensation Table” beginning on page 46 for the annual cash base salaries and other compensation paid to the NEOs for 2017.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis section, to be included in the Proxy Statement relating to the 2018 Annual Meeting of Shareholders of the Company, with management. Based on such review and discussions, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis section be included in the Proxy Statement relating to the 2018 Annual Meeting of Shareholders of the Company.

Compensation Committee

Claudio Costamagna, Chair

Brenda J. Bacon

Gerard E. Holthaus

Laureen E. Seeger

April 24, 2018

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the years ended December 31, 2015, 2016 and 2017 applying the SEC’s required disclosure rules. Footnotes (2), (3) and (4) to the table describe the vesting and performance conditions associated with the stock-based and stock option awards granted in 2017 that are reported in this table, none of which vested upon grant. Performance-based awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock on the vesting date or Company performance for the performance period, and such differences could be significant.

Name and Principal Position	Year (a)	Salary ($) (1) (b)	Bonus ($) (1) (c)	Stock Awards ($) (2) (3) (d)	Option Awards ($) (4) (e)	Non-Equity Incentive Plan Compensation ($) (1) (5) (6) (f)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (1) (7) (h)	Total ($) (i)
Steven H. Gunby	2017	1,000,000	—	2,249,970	749,996	1,338,824	—	1,154	5,339,944
President and Chief Executive Officer	2016	1,000,000	—	1,874,976	624,994	2,473,685	—	3,704	5,977,359
	2015	1,038,462	—	2,981,617	801,463	1,750,000	—	—	6,571,542
Ajay Sabherwal	2017	500,000	—	374,995	124,999	516,275	—	8,100	1,524,369
Chief Financial Officer	2016	182,692	875,000	499,984	—	—	—	56,196	1,613,872
Paul Linton	2017	500,000	—	374,995	124,999	516,275	—	8,100	1,524,369
Chief Strategy and Transformation Officer	2016	486,731	—	374,995	124,997	618,422	—	8,746	1,613,891
	2015	467,308	—	388,782	144,262	385,661	—	—	1,386,013
Curtis P. Lu	2017	500,000	—	374,995	124,999	475,442	—	8,100	1,483,536
General Counsel	2016	500,000	—	374,995	124,997	618,422	—	10,300	1,628,714
	2015	250,000	500,000	99,973	—	—	—	—	849,973
Holly Paul	2017	500,000	—	374,995	124,999	516,275	—	8,100	1,524,369
Chief Human Resources Officer	2016	465,769	—	713,095	124,997	618,422	—	10,690	1,932,973
	2015	415,385	—	345,589	128,227	387,253	—	—	1,276,454

(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).

(2)	The aggregate grant date fair market values of the non-performance-based restricted stock awards (“RSAs”) reported in Column (d) for 2017 have been computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to value the RSAs, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”). All RSAs awarded as 2017 LTIP are subject to time-based pro rata vesting over three years beginning with the first anniversary of the grant date. For additional information, see the section of this Proxy Statement captioned “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2017” beginning on page 48.

(3)	The performance-based stock-based awards reported in Column (d) for 2017 include the target aggregate values of the performance-based restricted stock units (“Performance RSUs”) awarded to participating NEOs as 2017 LTIP, based upon the probable outcome of the performance condition based on total shareholder return relative to the S&P 500 (“Relative TSR”), consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2017 LTIP measure performance based on Relative TSR over three years from January 1, 2017 through December 31, 2019. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718, for equity awards with market based conditions. The Monte Carlo simulation method uses the grant date fair market value of $40.36 per share (the closing price per share reported on the NYSE for March 6, 2017, the grant date) as one of the initial inputs and assesses probabilities of various outcomes of the performance market conditions. The resulting fair value per unit was $37.48, which was used to calculate the number of Performance RSUs awarded to each NEO. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2017 Form 10-K. For additional information, see the section of this Proxy Statement captioned “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2017” beginning on page 48.

The following table sets forth the dollar values of the performance-based 2017 LTIP awards at the maximum grant dollar value:

Name	Maximum Performance Award Values ($)
Steven H. Gunby	2,249,999
Ajay Sabherwal	374,987
Paul Linton	374,987
Curtis P. Lu	374,987
Holly Paul	374,987

(4)	The option awards reported in Column (e) include the aggregate grant date values calculated using the Black-Scholes valuation method in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2017 Form 10-K. The stock options awarded as 2017 LTIP are subject to time-based pro rata three-year vesting beginning on the first anniversary of the grant date and have an exercise price of $40.36 per share. For additional information, see the section of this Proxy Statement captioned “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2017” beginning on page 48.

(5)	The “Non-Equity Incentive Plan Compensation” reported in Column (f) includes the cash incentive compensation awarded as 2017 AIP.

(6)	Columns (d) and (f) exclude the 25% of 2017 AIP paid to our CEO through the award of 9,124 shares of restricted stock with a grant date fair value of $446,255, based on the closing price per share of common stock of $48.91 reported on the NYSE for March 7, 2018, the date of grant, which will be reported as compensation in the Summary Compensation Table for the year ending December 31, 2018.

(7)	“All Other Compensation” in Column (h) includes Company matching contributions under our 401(k) Plan and excludes other benefits provided to the NEOs on the same basis as provided to all full-time U.S. employees of the Company.

EQUITY COMPENSATION PLANS

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2017

The following table provides information on (i) performance-based cash awards granted as AIP, (ii) equity-based awards granted as LTIP, and (iii) other restricted stock, restricted stock unit and stock option awards, granted during the year ended December 31, 2017. There can be no assurance that the grant date fair market values of these awards will ever be realized.

		Compensation Committee Approval Date (b)	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (3) ($) (l)
Name	Grant Date (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Steven H. Gunby	2/22/17	2/22/17	1,000,000	2,000,000	3,000,000	—	—	—	—	—	—	—
	3/6/17	3/6/17	—	—	—	750,000	1,500,000	2,250,000	—	—	—	—
	3/6/17	3/6/17	—	—	—	—	—	—	18,582	—	—	749,970
	3/6/17	3/6/17	—	—	—	—	—	—	—	78,390	40.36	749,996
Ajay Sabherwal	2/22/17	2/22/17	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/6/17	3/6/17	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/6/17	3/6/17	—	—	—	—	—	—	3,097	—	—	124,995
	3/6/17	3/6/17	—	—	—	—	—	—	—	13,065	40.36	124,999
Paul Linton	2/22/17	2/22/17	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/6/17	3/6/17	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/6/17	3/6/17	—	—	—	—	—	—	3,097	—	—	124,995
	3/6/17	3/6/17	—	—	—	—	—	—	—	13,065	40.36	124,999
Curtis P. Lu	2/22/17	2/22/17	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/6/17	3/6/17	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/6/17	3/6/17	—	—	—	—	—	—	3,097	—	—	124,995
	3/6/17	3/6/17	—	—	—	—	—	—	—	13,065	40.36	124,999
Holly Paul	2/22/17	2/22/17	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/6/17	3/6/17	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/6/17	3/6/17	—	—	—	—	—	—	3,097	—	—	124,995
	3/6/17	3/6/17	—	—	—	—	—	—	—	13,065	40.36	124,999

(1)	Adjusted Cash Flow of $185.1 million for the year ended December 31, 2017 exceeded the $80.0 million objective performance threshold established by the Compensation Committee for the payment of 2017 AIP. 2017 AIP payments were based on Adjusted EPS and Adjusted EBITDA results of $2.32 and $192.0 million, respectively, reported in the Company’s 2017 Form 10-K, and performance of our CEO, CFO, CHRS, GC and CSTO was assessed at 82.5%, 124%, 124%, 100% and 124% of target, respectively. Based on the above financial and individual performance results, aggregate 2017 AIP to each of the NEOs was as follows:

Name	Total (1)
Steven H. Gunby	$1,785,099
Ajay Sabherwal	$516,275
Paul Linton	$516,275
Curtis P. Lu	$475,442
Holly Paul	$516,275

(1)	2017 AIP to the CEO was paid 75% in cash and 25% through the award of 9,124 shares of restricted stock with a grant date fair value of $446,255, based on the closing price per share of common stock of $48.91 reported on the NYSE for March 7, 2018, the date of grant, which will be reported as compensation in the Summary Compensation Table for the year ending December 31, 2018. The other NEOs were paid 100% of 2017 AIP in cash.

(2)	Columns (f), (g) and (h) include the target values of the Performance RSUs awarded to participating NEOs as 2017 LTIP. based upon the probable outcome of the performance condition based on Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2017 LTIP measure performance based on Relative TSR over three years from January 1, 2017 through December 31, 2019. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718, for equity awards with market based conditions. The Monte Carlo simulation method uses the grant date fair market value of $40.36 per share (the closing price per share reported on the NYSE for March 6, 2017, the grant date) as one of the initial inputs and assesses probabilities of various outcomes of the performance market conditions. The resulting fair value per unit was $37.48, which was used to calculate the number of Performance RSUs awarded to each NEO. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2017 Form 10-K.

(3)	Column (l) reports the aggregate grant date fair values of RSAs and stock options awarded to certain NEOs in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2017 Form 10-K.

Outstanding Equity Awards at Fiscal Year End

The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock options, (ii) exercisable and unexercisable SARs, (iii) unvested RSAs, restricted stock units and Performance RSUs, (iv) full-value cash units, and (v) cash-based performance units, held by our NEOs on December 31, 2017:

Name	Number of Securities Underlying Unexercised Options and SARs (#) Exercisable (a)	Number of Securities Underlying Unexercised Options and SARs (#) Unexercis- able (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs (#) (c)	Option Exercise Price or SAR Base Price ($/Sh) (d)	Option or SAR Expiration Date (e)	Number of Shares or Full- Value Units That Have Not Vested (#) (f)	Market Value of Shares or Full-Value Units That Have Not Vested (1) ($) (g)	Equity and Non-Equity Incentive Plan Awards: Number of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (#) (h)	Equity and Non-Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (1) ($) (i)
Steven H. Gunby	48,392(2)	—	—	34.26	4/1/24	—	—	—	—
	—	—	—	—	—	7,428(3)	319,107	—	—
	—	—	—	—	—	—	—	5,651(4)	242,767
	—	—	—	—	—	—	—	33,033(5)	1,419,098
	—	—	25,075(6)	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	12,137(7)	521,406	—	—
	—	—	—	—	—	—	—	34,965(8)	1,502,096
	—	—	49,528(9)	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	18,582(10)	798,283	—	—
	—	—	—	—	—	—	—	40,021(11)	1,719,302
	—	—	78,390(12)	40.36	3/6/27	—	—	—	—
Ajay Sabherwal	—	—	—	—	—	7,709(13)	331,179	—	—
	—	—	—	—	—	3,097(10)	133,047	—	—
	—	—	—	—	—	—	—	6,670(11)	286,543
	—	—	13,065(12)	40.36	3/6/27	—	—	—	—
Paul Linton	—	—	—	—	—	—	—	1,017(4)	43,690
	53,552(14)	—	—	36.75	8/25/24	—	—	—	—
	—	—	—	—	—	—	—	5,946(5)	255,440
	—	—	4,514(6)	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	2,427(7)	104,264	—	—
	—	—	—	—	—	—	—	6,993(8)	300,419
	—	—	9,906(9)	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	3,097(10)	133,047	—	—
	—	—	—	—	—	—	—	6,670(11)	286,543
	—	—	13,065(12)	40.36	3/6/27	—	—	—	—
Curtis P. Lu	—	—	—	—	—	2,427(7)	104,264	—	—
	—	—	—	—	—	—	—	6,993(8)	300,419
	—	—	9,906(9)	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	3,097(10)	133,047	—	—
	—	—	—	—	—	—	—	6,670(11)	286,543
	—	—	13,065(12)	40.36	3/6/27	—	—	—	—
Holly Paul	—	—	—	—	—	—	—	904(4)	38,836
	—	—	—	—	—	—	—	5,285(5)	227,044
	—	—	4,012(6)	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	2,427(7)	104,264	—	—
	—	—	—	—	—	—	—	6,993(8)	300,419
	—	—	9,906(9)	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	5,000(15)	214,800	—	—
	—	—	—	—	—	3,097(10)	133,047	—	—
	—	—	—	—	—	—	—	6,670(11)	286,543
	—	—	13,065(12)	40.36	3/6/27	—	—	—	—

(1)	All cash values in Columns (g) and (i) have been computed by multiplying $42.96 per share, the closing price per share of Common Stock reported by the NYSE for December 29, 2017, by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)	Represents cash-based vested and exercisable stock appreciation rights (“SARs”) as of December 31, 2017, awarded to our CEO as 2014 LTIP by the Compensation Committee, with a grant date of April 1, 2014, under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated as of June 3, 2015 (the “2009 Plan”). SARs represent the right to receive an amount of cash upon exercise equal to (a) the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date and (ii) the base price of $34.26 per share, multiplied by (b) the number of SARs exercised by the holder on such date. The SARs became fully vested and exercisable as of April 1, 2017.

(3)	Represents the unvested portion of the RSA, which was awarded to our CEO on account of 2014 AIP in 2015 by the Compensation Committee, with a grant date of March 1, 2015, under the 2009 Plan. The shares of restricted stock fully vested as of March 1, 2018.

(4)	Represents unvested non-performance-based restricted stock units, which were awarded as 2015 LTIP by the Compensation Committee, with a grant date of March 1, 2015, under the 2009 Plan. The restricted stock units fully vested as of March 1, 2018. Each restricted stock unit represented the right to receive one share of Common Stock of the Company upon vesting.

(5)	Represents the target number of unearned Performance RSUs, which were awarded as 2015 LTIP by the Compensation Committee, with a grant date of March 1, 2015, under the 2009 Plan (subject to performance conditions based on Relative TSR for the three-year performance measurement period ended December 31, 2017). As of February 21, 2018, the Compensation Committee certified achievement of the applicable performance condition. The number of freely tradeable shares of Common Stock of the Company that became issuable to the applicable NEO on February 22, 2018 on account of the 2015 Performance RSUs, were as follows:

Name	Shares of Common Stock
Steven H. Gunby	21,728
Paul Linton	3,911
Holly Paul	3,476

(6)	Represents option shares, which may be acquired upon exercise of the unvested and unexercisable stock options, which were granted as 2015 LTIP by the Compensation Committee, with a grant date of March 1, 2015, under the 2009 Plan. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. The stock option became fully vested and exercisable as of March 1, 2018.

(7)	Represents unvested RSAs, which were awarded as 2016 LTIP by the Compensation Committee, with a grant date of March 1, 2016, under the 2009 Plan, which vest pro rata on March 1, 2017, March 1, 2018 and March 1, 2019, such that all restricted shares will be fully vested as of March 1, 2019.

(8)	Represents the target number of unearned Performance RSUs, which were awarded as 2016 LTIP by the Compensation Committee, with a grant date of March 1, 2016, under the 2009 Plan (subject to performance conditions based on Relative TSR for the three-year performance measurement period ending December 31, 2018). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee on March 1, 2016:

Name	Maximum Performance RSUs
Steven H. Gunby	52,447
Paul Linton	10,489
Curtis P. Lu	10,489
Holly Paul	10,489

(9)	Represents option shares which may be acquired upon exercise of the unvested and unexercisable stock options, which were granted as 2016 LTIP by the Compensation Committee, with a grant date of March 1, 2016, under the 2009 Plan. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Each stock option vests and becomes exercisable for a pro rata portion of the applicable option shares on March 1, 2017, March 1, 2018 and March 1, 2019, such that the applicable stock option will be fully vested and exercisable as of March 1, 2019.

(10)	Represents the unvested portion of RSAs, which were awarded as 2017 LTIP by the Compensation Committee, with a grant date of March 6, 2017, under the 2009 Plan, which vest pro rata on March 6, 2018, March 6, 2019 and March 6, 2020, such that all shares will be fully vested as of March 6, 2020.

(11)	Represents the target number of unearned Performance RSUs, which were awarded as 2017 LTIP by the Compensation Committee, with a grant date of March 6, 2017, under the 2009 Plan (subject to performance conditions based on Relative TSR for the three-year performance measurement period ending December 31, 2019). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee on March 6, 2017:

Name	Maximum Performance RSUs
Steven H. Gunby	60,032
Ajay Sabherwal	10,005
Paul Linton	10,005
Curtis P. Lu	10,005
Holly Paul	10,005

(12)	Represents option shares that may be acquired upon exercise of the unvested and unexercisable stock options, granted as 2017 LTIP by the Compensation Committee, with a grant date of March 6, 2017, under the 2009 Plan. Each stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The unvested option shares will vest and the unexercisable portion of the applicable stock option will become exercisable pro rata on March 6, 2018, March 6, 2019 and March 6, 2020, such that the applicable stock option will be fully vested and exercisable as of March 6, 2020.

(13)	Represents unvested RSAs, which were granted by the Compensation Committee, with a grant date of August 15, 2016, under the 2009 Plan, which vest pro rata on August 15, 2017, August 15, 2018 and August 15, 2019, such that all shares will be fully vested as of August 15, 2019.

(14)	Represents vested and unexercised portions of the stock options granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company. Each stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The option shares fully vested as of August 25, 2017.

(15)	Represents unvested RSAs, which were granted by the Compensation Committee, with a grant date of December 31, 2016, under the 2009 Plan, which vest pro rata on December 31, 2017, December 31, 2018 and December 31, 2019, such that all shares will be fully vested as of December 31, 2019.

Option Exercises and Stock Vested

The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2017 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	43,260	1,795,588
Ajay Sabherwal:
Options	—	—	—	—
Stock	—	—	3,854	126,373
Paul Linton:
Options	—	—	—	—
Stock	—	—	7,220	258,237
Curtis P. Lu:
Options	—	—	—	—
Stock	—	—	1,214	50,308
Holly Paul:
Options	—	—	—	—
Stock	—	—	4,618	195,170

(1)	The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option, by (b) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the vesting date, by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Arrangements

Steven H. Gunby. The Company and Steven Gunby are parties to the Employment Agreement dated as of December 13, 2013, effective January 20, 2014 (as amended, the “CEO Employment Agreement”), which provided for an initial term of three years and was extended for an additional three-year term expiring on April 1, 2020, subject to automatic renewal for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days’ or 90 days’, respectively, prior written notice of non-renewal. The CEO Employment Agreement provides for payments, subject to the execution of a release of claims, upon termination by the Company with and without “Cause” (as defined in the CEO Employment Agreement), termination by Mr. Gunby with and without “Good Reason” (as defined in the CEO Employment Agreement), death, “Disability” (as defined in the CEO Employment Agreement) and “Change in Control” (as defined in the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017 (the “2017 Plan”)). The CEO Employment Agreement also provides that the CEO’s AIP threshold bonus opportunity shall be not less than 75% and not more than 100% of base salary, target bonus opportunity shall be not less than 150% and not more than 200% of base salary and maximum bonus opportunity shall be not less than 225% and not more than 300% of base salary. The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from (i) soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or (ii) interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of the CEO Employment Agreement.

Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul. Each of Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul has entered into an employment letter, each as further amended effective March 21, 2017, on substantially similar terms (together, the “Other NEO Employment Letters”). The Other NEO Employment Letters provide for at-will employment, subject to certain terms relating to each officer’s applicable annual cash base salary, sign-on bonus, bonus opportunities and severance and bonus protection upon certain termination events. In the event of termination by the Company without “Cause” (as defined in the applicable Other NEO Employment Letter), by the executive officer with “Good Reason” (as defined in the applicable Other NEO

Employment Letter), death, “Disability” (as defined in the applicable Other NEO Employment Letter) or within 18 months following a “Change in Control” (as defined in the Company’s 2017 Plan), the applicable executive officer will be entitled to receive certain severance payments, subject to execution of a release of claims. The Other NEO Employment Letters contain non-competition provisions that will continue for 12 months following the last day of employment. During that period, the executive officer will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her employment agreement.

No Single Trigger Vesting of Equity Awards on a Change in Control

Equity awards granted on or after June 3, 2015 are not subject to automatic “single trigger” equity acceleration or severance benefits on a “Change in Control” (as defined in the 2017 Plan or 2009 Plan, as applicable). If a NEO’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than “Cause” or as a result of death or “Disability,” or pursuant to a NEO’s “Good Reason” termination right (which terms shall have the meanings assigned to them in the applicable NEO’s employment arrangements or the applicable equity award agreement) following not less than a one-year period (and not more than a two-year period) after a Change in Control, any applicable outstanding awards granted to such NEO, which have not yet vested will immediately vest or vest and become exercisable, and all restrictions on such awards shall immediately lapse.

Termination Payments

As noted above, the NEOs will receive certain payments and benefits upon certain qualifying terminations of employment. We believe that it is in the best interests of the Company to provide for such termination payments and benefits as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to a NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. The following schedule and corresponding footnotes contain more details regarding the potential amounts and benefits payable upon various qualifying terminations of employment and the circumstances upon which such amounts and benefits are payable.

Termination and Change in Control Payment Amounts

The following table sets forth the payments that may be received by each of our NEOs as if his or her employment terminated as of December 31, 2017:

Name	Termination for any Reason Other than Any Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (a)	Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (b)	Termination by the Company without “Cause” or by the Executive Officer with “Good Reason” Coincident with or One Year Following a “Change in Control” (1) ($) (c)	Death or “Disability” (2) ($) (d)	Change in Control ($) (e)
Steven H. Gunby
Annual Cash Base Salary	—	—	—	—	—
AIP (3)
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Equity Awards (4)	—	2,665,509	2,665,509	2,665,509	2,665,509
Cash-Based LTIP Awards (5)	—	—	421,010	421,010	421,010
LTIP Performance Units (6)	—	—	3,015,126	3,015,126	3,015,126
Severance Payment (7)	—	4,500,000	4,500,000	—	6,000,000
Health and Welfare Benefits (8)	—	21,128	21,128	21,128	21,128
Total	2,000,000	9,186,637	12,622,773	8,122,773	14,122,773
Ajay Sabherwal
Annual Cash Base Salary	—	—	—	—	—
AIP
Unpaid for Year of Termination	—	—	—	—	—
Prorated for Year of Termination	—	—	—	500,000	—
Equity Awards (4)	—	498,195	498,195	498,195	498,195
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	146,137	146,137	146,137
Severance Payment (9)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (8)	—	14,709	14,709	14,709	14,709
Total	—	1,012,904	1,159,041	1,159,041	1,659,041
Paul Linton
Annual Cash Base Salary	—	—	—	—	—
AIP
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	—	—	—	500,000	—
Equity Awards (4)	—	760,507	760,507	760,507	760,507
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	555,063	555,063	555,063
Severance Payment (9)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (8)	—	13,969	13,969	13,969	13,969
Total	—	1,274,476	1,829,539	1,829,539	2,329,539
Curtis P. Lu
Annual Cash Base Salary	—	—	—	—	—
AIP
Unpaid for Year of Termination	—	—	—	—	—
Prorated for Year of Termination	—	—	—	500,000	—
Equity Awards (4)	—	356,769	356,769	356,769	356,769
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	386,472	386,472	386,472
Severance Payment (9)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (8)	—	15,643	15,643	15,643	15,643
Total	—	872,412	1,258,884	1,258,884	1,758,884

Name	Termination for any Reason Other than Any Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (a)	Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (b)	Termination by the Company without “Cause” or by the Executive Officer with “Good Reason” Coincident with or One Year Following a “Change in Control” (1) ($) (c)	Death or “Disability” (2) ($) (d)	Change in Control ($) (e)
Holly Paul
Annual Cash Base Salary	—	—	—	—	—
AIP
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	—	—	—	500,000	—
Equity Awards (4)	—	634,838	634,838	634,838	634,838
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	536,321	536,321	536,321
Severance Payment (9)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (8)	—	14,556	14,556	14,556	14,556
Total	—	1,149,394	1,685,715	1,685,715	2,185,715

(1)	The amounts in Column (c) assume that both the termination without “Cause” and “Change in Control” occurred on December 31, 2017.

(2)	On termination for death or “Disability” (as defined in the applicable NEO’s employment arrangement), our NEOs are eligible to receive the earned and unpaid portion of any AIP for the year prior to termination and the prorated annual incentive cash bonus for the year of termination based on actual performance. The amount shown includes 2017 AIP for the full year at target. No amount is shown in the table above in respect of the year prior to termination since such amount was previously paid at the beginning of 2017.

(3)	On termination for any reason, our CEO is eligible to receive the earned and unpaid portion of any AIP for the year prior to termination. No amount is shown in the table above in respect of the year prior to termination since such amount was previously paid at the beginning of 2017. In addition, in the event of termination by the Company without “Cause” or termination by our CEO for “Good Reason,” our CEO is eligible to receive the prorated annual incentive cash bonus for the year of termination based on actual performance. The amount shown includes 2017 AIP for the full year at target.

(4)	RSAs have been valued based on $42.96 (the closing price per share of Common Stock as reported on the NYSE for December 29, 2017). Stock options have been valued based on the difference between the applicable exercise price and $42.96 (the closing price per share of Common Stock as reported on the NYSE for December 29, 2017).

(5)	Cash-based SARs have been valued based on the difference between the applicable base price and $42.96 (the closing price per share of Common Stock as reported on the NYSE for December 29, 2017).

(6)	Performance RSUs awarded as LTIP on March 1, 2015, March 1, 2016 and March 6, 2017 have been valued as (i) the total number of shares granted at $42.96 (the closing price per share of Common Stock as reported on the NYSE for December 29, 2017) multiplied by (ii) the payout ratio for each award as of December 31, 2017 based on a third-party valuation.

(7)	Severance payments to our CEO equal one and one-half times (1.5x) the sum of (i) his annual cash base salary plus (ii) target bonus for the year of termination (except that such amount increases to two times (2x) the sum of (x) our CEO’s annual cash base salary plus (y) target bonus for year of termination, if his employment is terminated by the Company (or its successor) without “Cause” or he terminates his employment for “Good Reason” during the 18-month period following a “Change in Control.”

(8)	Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination, and for the other NEOs and their eligible dependents for 12 months after termination.

(9)	Severance payments to each of our CFO, CSTO, GC and CHRO equal 12 months of annual cash base salary, provided that such amount will be increased to one times (1x) the sum of (i) 12 months annual cash base salary plus (ii) target bonus for the year of termination if the applicable NEO’s employment is terminated by the Company (or its successor) without “Cause” or by the applicable NEO for “Good Reason” during the 18-month period following a “Change in Control.” The amount shown includes 2017 AIP for the full year at target.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the pay ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee (the “CEO Pay Ratio”) for the year ended December 31, 2017. In order to identify our median employee, we (i) analyzed annual base salary, bonus and overtime compensation information, (ii) annualized the compensation of employees hired during 2017, (iii) utilized the exemption permitted under Item 402(u) of Regulation S-K to exclude 243 employees from eight countries — Brazil, China, Colombia, India, Indonesia, Mexico, the Netherlands and South Africa (which, in the aggregate, comprised less than 5% of our total employee population as of December 31, 2017), resulting in a net employee population of 4,688 employees, (iv) adjusted non-U.S. employee pay applying foreign currency translation rates as of December 31, 2017, and (v) included Company matching contributions under our 401(k) Plan in the compensation of our CEO and the median employee.

For 2017, the Company’s last completed fiscal year:

•	the annual total compensation of our median employee, a US-based Senior Consultant, for purposes of determining the CEO Pay Ratio, was $110,565; and

•	the annual total compensation of our CEO for the purposes of determining the CEO Pay Ratio was $5,339,948.

Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employee was estimated to be 48 to 1.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. The Audit Committee reviews and approves transactions with related persons, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:

•	the financial and other terms of the transaction, and whether such terms are substantially equivalent to terms that could be negotiated with third parties;

•	the nature of the related person’s interest in the transaction;

•	the importance of the transaction to the related person and to the Company;

•	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and

•	any other matters that the Audit Committee deems appropriate.

2017 RELATED PARTY TRANSACTIONS

In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length, and we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements.

On January 19, 2018, BlackRock, Inc. (“BlackRock”) filed a Form 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock, representing 12.99% of our outstanding shares of Common Stock on the Record Date. Exhibit A to the Form 13G/A identifies certain affiliates that have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that no one person’s interest is more than 5% of the total outstanding shares of Common Stock, except that BlackRock Fund Advisors beneficially owns 5% or greater of our outstanding shares of Common Stock. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2017, revenues from engagements with BlackRock and its affiliates aggregated approximately $539,000.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2016 and 2017. In connection with the audit of the 2016 and 2017 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

	2016 ($)	2017 ($)
	(in thousands)
Audit Fees	2,365	2,313
Audit-Related Fees	25	90
Tax Fees	10	9
All Other Fees	10	—

Total	2,410	2,412

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2017, approximately $2,253,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters. Audit fees for 2017 also included approximately $60,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2016 and 2017, the Audit Committee or a subcommittee of the Audit Committee pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011 (the “Audit Committee Charter”). We review and reassess the Audit Committee Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Audit Committee Charter is publicly available and can be found on the Company’s website under “About—Governance” at. http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and related notes. The Board determined that all members of the Audit Committee qualify as “audit committee financial experts.”

The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Company’s independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process, and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.

We meet periodically with the Company’s management and internal auditor, and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response. The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2017. KPMG attended six meetings of the Audit Committee and separately met three times with the Audit Committee in closed sessions without management being present with respect to audit, financial reporting and internal control matters during calendar year 2017. One or more members of management attended all regular and special meetings of the Audit Committee, and management separately met three times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters during calendar year 2017. The Audit Committee separately met with the Vice President, Internal Audit of the Company one time in closed session during calendar year 2017. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Vice President, Internal Audit, without management and other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:

(1)	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)	The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

(3)	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)	The Audit Committee reviewed, and discussed with management and KPMG, management’s report and KPMG’s report on internal control of our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

(5)	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2017 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2017, is independent from the Company and its management.

We have appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc., a Maryland corporation.

Audit Committee

Nicholas C. Fanandakis, Chair

Mark S. Bartlett

Vernon Ellis

Gerard E. Holthaus

April 24, 2018

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than 10% of our total outstanding shares of Common Stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our Common Stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2017.

PROPOSALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

We did not receive any shareholder proposals prior to the deadline for 2018 proposals described in our proxy statement for the 2017 annual meeting of shareholders. If you want to present a proposal in our proxy statement for the 2019 annual meeting of shareholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, at our principle executive office located at 555 12th Street NW, Washington, DC 20004. Shareholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our Bylaws. Under our current Bylaws, a shareholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A shareholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders the information and materials required by our current Bylaws, including, among other things (i) a description of the business that the shareholder proposes to bring before the meeting, (ii) the shareholder’s reasons for proposing such business at the meeting, (iii) any material interest such shareholder or any “Shareholder Associated Person” (as such term is defined in our current Bylaws), individually or in the aggregate, has in such business, including any anticipated benefit to the shareholder or Shareholder Associated Person therefrom, (iv) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class, series and number of all shares of our capital stock or other securities, which are owned beneficially or of record by such shareholder and such Shareholder Associated Person, the date on which such securities were acquired and the investment intent of such acquisition, and any short interest in any of our securities. For the annual meeting of shareholders in 2019, we must receive this notice no earlier than November 25, 2018 and no later than 5:00 p.m., Eastern Time, on December 25, 2018. If a shareholder wishes to submit a proposal at the 2019 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to shareholders in connection with our previous year’s annual meeting of shareholders, which will be December 25, 2018.

Appendix A

RECONCILIATIONS OF NON-GAAP to GAAP FINANCIAL MEASURES

We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We believe that this non-GAAP financial measure, which excludes the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, when considered together with our GAAP financial results and GAAP financial measures provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the effects of the remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt and the 2017 Tax Act, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income.

Reconciliations of Net Income to Adjusted EBITDA for the Years Ended December 31, 2017 and December 31, 2016:

(amounts in 000s)	2017	2016
Net income	$107,962	$85,520
Add back:
Income tax provision (benefit)	(20,857)	42,283
Interest income and other	(3,752)	(10,466)
Interest expense	25,358	24,819
Depreciation and amortization	31,177	38,700
Amortization of other intangible assets	10,563	10,306
Special charges	40,885	10,445
Remeasurement of acquisition-related contingent consideration	702	1,403

Adjusted EBITDA	$192,038	$203,010

A-1

Reconciliations of Net Income and Earnings per Diluted Share (“EPS”) to Adjusted Net Income and Adjusted EPS for the Years Ended December 31, 2017 and December 31, 2016:

(All numbers in thousands)	FY 2017 ($)	FY 2016 ($)	FY 2015 ($)	FY 2014 ($)	FY 2013 ($)	FY 2012 ($)	FY 2011 ($)	FY 2010 ($)	FY 2009 ($)
Net income	107,962	85,520	66,053	58,807	(10,594)	(36,986)	103,903	65,984	139,843
Add back:
Special charges	40,885	10,445	—	16,339	38,414	29,557	15,213	51,131	—
Tax impact of special charges	(13,570)	(3,595)	—	(6,702)	(15,147)	(10,442)	(5,928)	(18,398)	—
Goodwill impairment charges	—	—	—	—	83,752	110,387	—	—	—
Loss on early extinguishment of debt	—	—	19,589	—	—	4,850	—	5,161	—
Tax impact of loss on early extinguishment of debt	—	—	(7,708)	—	—	(1,940)	—	(2,142)	—
Remeasurement of acquisition-related contingent consideration	702	1,403	(1,867)	(2,723)	(13,555)	(5,228)	(9,953)	—	—
Tax impact of remeasurement of acquisition-related contingent consideration	(269)	(546)	747	1,005	1,501	—	—	—	—
Impact of 2017 Tax Act	(44,870)	—	—	—	—	—	—	—	—

Adjusted Net Income	90,840	93,227	76,814	66,726	84,371	90,198	103,235	101,736	139,843

Earnings per common share — diluted	2.75	2.05	1.58	1.44	(0.27)	(0.92)	2.39	1.38	2.63
Add back:
Special charges	1.04	0.25	—	0.40	0.98	0.73	0.35	1.08	—
Tax impact of special charges	(0.34)	(0.08)	—	(0.16)	(0.39)	(0.26)	(0.14)	(0.39)	—
Goodwill impairment charges	—	—	—	—	2.14	2.74	—	—	—
Loss on early extinguishment of debt	—	—	0.47	—	—	0.12	—	0.11	—
Tax impact of loss on early extinguishment of debt	—	—	(0.19)	—	—	(0.05)	—	(0.05)	—
Remeasurement of acquisition-related contingent consideration	0.02	0.03	(0.04)	(0.07)	(0.34)	(0.13)	(0.23)	—	—
Tax impact of remeasurement of acquisition-related contingent consideration	(0.01)	(0.01)	0.02	0.03	0.04	—	—	—	—
Impact of 2017 Tax Act	(1.14)	—	—	—	—	—	—	—	—
Impact of denominator for diluted adjusted earnings per common share	—	—	—	—	(0.07)	(0.06)	—	—	—

Adjusted earnings per common share – diluted	2.32	2.24	1.84	1.64	2.09	2.17	2.37	2.13	2.63

Weighted average number of common shares outstanding – diluted	39,192	41,709	41,729	40,729	40,421	41,578	43,473	47,644	53,127

A-2

Appendix B

DEFINITIONS OF ADJUSTED CASH FLOW, ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2017

Certain of the financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) used to determine annual incentive pay for the year ended December 31, 2017 (“2017 AIP”) are defined differently than the definitions of the similarly named non-GAAP financial measures used for financial reporting purposes. The definitions and calculations of such non-GAAP measures used for 2017 AIP purposes are as follows:

Adjusted Net Cash Provided by Operating Activities (“Adjusted Cash Flow”)

We define “Adjusted Cash Flow”, a non-GAAP financial measure, for purposes of the 2017 objective financial element of 2017 AIP as net cash provided by operating activities:

(1)	excluding cash expenditures in 2017 related to special charges announced in 2017 or related to special charges announced in prior years;

(2)	excluding any cash expenditures for acquisition costs for successfully completed acquisitions; and

(3)	including an amount equal to the budgeted adjusted net cash provided by operating activities of any business or business segment disposed of by the Company in 2017 for the portion of 2017 subsequent to such disposition.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow for 2017 AIP Purposes:

(amounts in 000s)	2017
Net Cash Provided by Operating Activities (from 2017 Form 10-K)	$147.6
Excluding:
Cash Expenditures in 2017 related to special charges announced in 2017 or related to accrued liabilities related to special charges announced in 2016 or earlier	28.6
Any cash expenditures for acquisition costs for successfully completed acquisitions	8.9
Including:
Budgeted Adjusted Net Cash Provided by businesses sold in 2016 subsequent to the closing	—

Adjusted Net Cash Flow	$185.1

Adjusted EPS

We define “Adjusted EPS,” a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For purposes of the operative financial element of 2017 AIP, Adjusted EPS will be further adjusted for the following items:

(1)	inclusion of any goodwill impairment charges taken by the Company during the year;

(2)	exclusion of any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of ASC 805;

(3)	exclusion of any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2017; and

(4)	inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2017, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2017, the Adjusted EPS performance goals in the Table shall be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2016 subsequent to the closing of such transaction.

B-1

For purposes of determining 2017 AIP, the Company did not make any further adjustments to Adjusted EPS reported in its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2018.

Adjusted EBITDA

We define “Adjusted EBITDA,” a non-GAAP financial measure, as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For purposes of the operative financial element of 2017 AIP, the Compensation Committee may, at its discretion, further adjust Adjusted EBITDA to exclude the following items:

(1)	operating results including costs and expenses of operations (including a minority interest) that are discontinued, sold or acquired;

(2)	impact of foreign exchange rates different than budget (i.e., constant currency);

(3)	costs and expenses related to financing activity and gains or losses related to financing activity;

(4)	unplanned severance costs; and/or

(5)	litigation settlements and costs.

For purposes of determining 2017 AIP, the Company did not make any further adjustments to Adjusted EBITDA reported in its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018.

B-2

Appendix C

DEFINITIONS OF ADJUSTED CASH FLOW, ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDING DECEMBER 31, 2018

Certain of the financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) used to determine annual incentive pay for the year ending December 31, 2018 (“2018 AIP”) have been defined differently than the definitions of the similarly named non-GAAP financial measures used for financial reporting purposes and in the case of Adjusted EPS differently than as defined for the purposes of setting 2017 AIP. The definitions and calculations of such non-GAAP measures used for 2018 AIP purposes will be as follows:

Adjusted Net Cash Provided by Operating Activities (“Adjusted Cash Flow”)

We define “Adjusted Cash Flow”, a non-GAAP financial measure, for purposes of the 2017 objective financial element of 2018 AIP as net cash provided by operating activities:

(1)	excluding cash expenditures in 2017 related to special charges announced in 2017 or related to special charges announced in prior years;

(2)	excluding any cash expenditures for acquisition costs for successfully completed acquisitions; and

(3)	including an amount equal to the budgeted adjusted net cash provided by operating activities of any business or business segment disposed of by the Company in 2017 for the portion of 2017 subsequent to such disposition.

Adjusted EPS

We define “Adjusted EPS,” a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For purposes of the operative financial element of 2018 AIP, the Compensation Committee may, at its discretion, further adjust Adjusted EPS for the following items:

(1)	inclusion of any goodwill impairment charges taken by the Company during the year;

(2)	exclusion of any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of ASC 805;

(3)	exclusion of any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2018; and/or

(4)	inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2018, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2018, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2018 subsequent to the closing of such transaction.

Adjusted EBITDA

We define “Adjusted EBITDA,” a non-GAAP financial measure, as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For purposes of the operative financial element of 2018 AIP, the Compensation Committee may, at its discretion, further adjust Adjusted EBITDA to exclude the following items:

(1)	operating results including costs and expenses of operations (including a minority interest) that are discontinued, sold or acquired;

(2)	impact of foreign exchange rates different than budget (i.e., constant currency);

(3)	costs and expenses related to financing activity and gains or losses related to financing activity;

(4)	unplanned severance costs; and/or

(5)	litigation settlements and costs.

C-1

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

fticonsulting.com

NYSE: FCN

©2018 FTI Consulting, Inc. All Rights Reserved.

FTI CONSULTING, INC. ATTN: JOANNE F. CATANESE CORPORATE SECRETARY 6300 Blair Hill Lane Suite 303 BALTIMORE, MD 21209

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.

The Board of Directors recommends you vote FOR all of the director nominees named below:

1. Election of Directors

Nominees	For	Withhold	Abstain
1a. Brenda J. Bacon 1b. Mark S. Bartlett 1c. Claudio Costamagna 1d. Vernon Ellis 1e. Nicholas C. Fanandakis 1f. Steven H. Gunby 1g. Gerard E. Holthaus 1h. Laureen E. Seeger	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR Proposals No. 2 and No. 3:	For	Against	Abstain
				2. Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
				3. Vote on an advisory (non-binding) resolution to approve the 2017 compensation of the named executive officers as described in the Proxy Statement for the 2018 Annual Meeting of Shareholders.	☐	☐	☐
NOTE: The proxy holders will vote in their discretion with regard to such other business that may properly come before the meeting or any postponement or adjournment thereof.
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FTI CONSULTING, INC.

ADMISSION TICKET

(not transferable)

You are invited to attend the 2018 Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation, to be held on Wednesday, June 6, 2018 at 9:30 a.m. (Eastern Daylight Time) at our office located at 555 12th Street NW, Washington, DC 20004.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 28, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

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PROXY FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FTI CONSULTING, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of FTI Consulting, Inc., a Maryland corporation (the “Company”), hereby appoint(s) Steven H. Gunby and Ajay Sabherwal, and each of them singly, as proxies, each with full power of substitution in each of them to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 6, 2018 at the office of the Company located at 555 12th Street NW, Washington, DC 20004, at 9:30 a.m. (Eastern Daylight Time), and at any and all postponements and adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

(Continued and to be signed on the reverse side)